                                                                   Exhibit 10.60

                         SENIOR SECURED CREDIT AGREEMENT


                                   dated as of


                                October 30, 1996


                                      among


                                CITYSCAPE CORP.,
                                  as Borrower,


                           THE GUARANTOR named herein,


                            THE LENDERS named herein,


                                       and


                   CIBC WOOD GUNDY SECURITIES CORP., as Agent

                             TABLE OF CONTENTS


Section     Heading                                                  Page
-------       -------                                                  ----

RECITALS ..........................................................

SECTION 1    DEFINITIONS ..........................................
       1.1   Certain Defined Terms ................................
       1.2   Accounting Terms .....................................
       1.3   Other Definitional Provisions ........................

SECTION 2    AMOUNT AND TERMS OF SENIOR LOAN
             COMMITMENT AND SENIOR LOAN; NOTE .....................
       2.1   Senior Loan and Note .................................
             A.  Senior Loan Commitment ...........................
             B.  Notice of Borrowing ..............................
             C.  Disbursement of Funds ............................
             D.  Notes ............................................
             E.  Maturity of Senior Loan ..........................
             F.  Termination of Senior Loan
                    Commitment ....................................
             G.  Pro Rata Borrowings ..............................
       2.2   Interest on the Senior Loan ..........................
             A.  Rate of Interest .................................
             B.  Interest Payments ................................
             C.  Post-Maturity Interest ...........................
             D.  Computation of Interest ..........................
       2.3   Fees .................................................
       2.4   Prepayments and Payments .............................
             A.  Prepayments ......................................
             B.  Manner and Time of Payment .......................
             C.  Payments on Non-Business Days ....................
             D.  Notation of Payment ..............................
       2.5   Use of Proceeds ......................................
             A.  Senior Loan ......................................
             B.  Margin Regulations ...............................

SECTION 3    CONDITIONS ...........................................
       3.1   Conditions to Loan ...................................

SECTION 4    REPRESENTATIONS AND WARRANTIES .......................
       4.1   Organization and Good Standing;
               Capitalization .....................................
       4.2   Authorization and Power ..............................
       4.3   No Conflicts or Consents .............................
       4.4   Enforceable Obligations ..............................
       4.5   Properties; Liens ....................................
       4.6   Financial Condition ..................................
       4.7   Full Disclosure ......................................

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Section     Heading                                                  Page
-------       -------                                                  ----

       4.8   No Default ...........................................
       4.9   Compliance with Contracts, Etc. ......................
      4.10   No Litigation ........................................
      4.11   Use of Proceeds; Margin Stock, Etc. ..................
      4.12   Taxes ................................................
      4.13   ERISA ................................................
      4.14   Compliance with Law...................................
      4.15   Government Regulation ................................
      4.16   Intellectual Property ................................
      4.17   Environmental Matters ................................
      4.18   Survival of Representations and
               Warranties .........................................
      4.19   Permits ..............................................
      4.20   Insurance ............................................
      4.21   Security Interest ....................................

SECTION 5    AFFIRMATIVE COVENANTS ................................
       5.1   Financial Statements and Other Reports................
       5.2   Corporate Existence, Etc. ............................
       5.3   Payment of Taxes and Claims; Tax
               Consolidation ......................................
       5.4   Maintenance of Properties; Insurance .................
       5.5   Inspection ...........................................
       5.6   Equal Security for Loans and Notes;
               Pledge of Subsidiary Stock .........................
       5.7   Compliance with Laws, Etc. ...........................
       5.8   Maintenance of Accurate Records, Etc. ................
       5.9   ERISA Compliance .....................................
      5.10   Collateral Coverage ..................................
      5.11   Intercompany Note ....................................
      5.12   Payments in U.S. Legal Tender ........................
      5.13   Register .............................................
      5.14   City Shares ..........................................

SECTION 6    NEGATIVE COVENANTS ...................................
       6.1   Indebtedness .........................................
       6.2   Liens; Collateral Coverage ...........................
       6.3   Restricted Payments ..................................
       6.4   Investments ..........................................
       6.5   Contingent Obligations ...............................
       6.6   Restriction on Fundamental Changes ...................
       6.7   Limitation on Dividend and Other
                Payment Restrictions Affecting
               Subsidiaries .......................................
       6.8   Transactions with Shareholders and
               Affiliates .........................................
       6.9   Subsidiary Stock .....................................
      6.10   Business Activities ..................................

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Section     Heading                                                  Page
-------       -------                                                  ----

      6.11   Amendments to Charter Documents ......................
      6.12   Refinancing of the Senior Loan in Part ...............
      6.13   Asset Sales ..........................................
      6.14   Transfer of Assets to Subsidiaries ...................
      6.15   No Further Negative Pledges ..........................
      6.16   Security Interests ...................................
      6.17   Impairment of Security Interest ......................
      6.18   Additional Guarantees ................................

SECTION 7    EVENTS OF DEFAULT ....................................
       7.1   Failure To Make Payments When Due ....................
       7.2   Default in Other Agreements ..........................
       7.3   Breach of Certain Covenants ..........................
       7.4   Breach of Warranty ...................................
       7.5   Other Defaults Under the Agreement or
                Senior Loan Documents ..............................
       7.6   Involuntary Bankruptcy; Appointment of
                Custodian, Etc. ....................................
       7.7   Voluntary Bankruptcy; Appointment of
               Custodian, Etc. ....................................
       7.8   Judgments and Attachments ............................
       7.9   Dissolution ..........................................
      7.10   Guarantee ............................................
      7.11   Collateral Document Default ..........................

SECTION 8    THE AGENT ............................................
       8.1   Appointment ..........................................
       8.2   Delegation of Duties .................................
       8.3   Exculpatory Provisions ...............................
       8.4   Reliance by Agent ....................................
       8.5   Notice of Default ....................................
       8.6   Non-Reliance on Agent and Other Agents ...............
       8.7   Indemnification ......................................
       8.8   Agent in Its Individual Capacity .....................
       8.9   Resignation and Removal of the Agent;
               Successor Agent ....................................

SECTION 9    GUARANTEE ............................................
      9.1    Unconditional Guarantee ..............................
       9.2   Severability .........................................
       9.3   Release of a Guarantor ...............................
       9.4   Limitation of Guarantor's Liability ..................
       9.5   Guarantors May Consolidate, Etc., on
               Certain Terms ......................................
       9.6   Contribution .........................................
       9.7   Waiver of Subrogation ................................
       9.8   Evidence of Guarantee ................................

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Section     Heading                                                  Page
-------       -------                                                  ----

       9.9   Waiver of Stay, Extension or Usury
                Laws ...............................................

SECTION 10   MISCELLANEOUS ........................................
      10.1   Representation of the Lender .........................
      10.2   Participations in and Assignments or
               Syndication of Senior Loan and Note ................
      10.3   Expenses .............................................
      10.4   Indemnity ............................................
      10.5   Setoff ...............................................
      10.6   Amendments and Waivers ...............................
      10.7   Independence of Covenants ............................
      10.8   Entirety .............................................
      10.9   Notices ..............................................
     10.10   Survival of Warranties and Certain
               Agreements .........................................
     10.11   Failure or Indulgence Not Waiver;
               Remedies Cumulative ................................
     10.12   Severability .........................................
     10.13   Headings .............................................
     10.14   Applicable Law .......................................
     10.15   Successors and Assigns; Subsequent
               Holders of Notes ...................................
     10.16   Counterparts; Effectiveness ..........................
     10.17   Consent to Jurisdiction; Venue; Waiver
               of Jury Trial ......................................
     10.18   Payments Pro Rata ....................................
     10.19   Taxes.................................................
     10.20   Waiver of Stay, Extension or Usury
               Laws ...............................................
     10.21   Confidentiality ......................................
     10.22   Judgment Currency ....................................
     10.23   Role of Special Counsel ..............................
     10.24   Expenses .............................................


SIGNATURE PAGES ...................................................

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SCHEDULES

A           EXISTING LIENS
B           SUBSIDIARIES
C           ERISA
D           EXISTING INVESTMENTS
E           INTELLECTUAL PROPERTY
F           ENVIRONMENTAL MATTERS
G           PERMITS
H           EXISTING INDEBTEDNESS
I           PAYMENT RESTRICTIONS


EXHIBITS

I           FORM OF SENIOR NOTE
II          FORM OF COMPLIANCE CERTIFICATE
III         FORM OF NOTICE OF BORROWING
IV          FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP
              - COUNSEL FOR THE BORROWER
V           FORM OF OPINION OF CAHILL GORDON & REINDEL
              - SPECIAL COUNSEL FOR THE LENDERS
VI          FORM OF NOTATION OF GUARANTEE
VII         FORM OF PLEDGE AGREEMENT

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            This Senior Secured Credit Agreement is dated as of October 30,
1996, and entered into by and among CITYSCAPE CORP., a New York corporation (the "Company" or the "Borrower"), the Guarantor named on the signature pages hereto, the Lenders named on the signature pages hereto (the "Lenders") and CIBC Wood Gundy Securities Corp. ("CIBC"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

            WHEREAS, the Borrower desires that the Lenders extend a senior secured credit facility to the Borrower in connection with the Transactions (as defined herein);

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:


SECTION 1  DEFINITIONS

            1.1  Certain Defined Terms

            The following terms used in this Agreement shall have the following meanings:

            "Additional Closing Date" means a Business Day after the Closing Date and before October 30, 1997.

            "Additional Senior Loans" shall have the meaning provided in Section 2.1.

            "Adjusted Net Assets" shall have the meaning provided in Section 9.6.

            "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person; provided that neither

CIBC nor any of its Affiliates shall be treated as an Affiliate of the Borrower or of any Subsidiary of the Borrower.

            "Agent" has the meaning ascribed to such term in the introduction to this Agreement.

            "Agreement" means this Senior Secured Credit Agreement, dated as of October 30, 1996, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Amount of Unfunded Benefit Liability" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and (ii) otherwise, the excess of
(a) the greater of the current liability (as defined in Section 412(l)(7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (b) the market value of the assets of such Pension Plan.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any sale-and-leaseback transaction) by the Borrower or by any of its Subsidiaries to any Person other than the Borrower or any of its Wholly-Owned Subsidiaries with an aggregate fair value in excess of $2,000,000 (any such transaction, a "disposition") of (i) any of the stock of any of the Borrower's Subsidiaries (other than director's qualifying shares),
(ii) substantially all of the assets of any division or line of business of a Borrower or of any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Borrower or of any of its Subsidiaries outside of the ordinary course of business; provided that dispositions in the ordinary course of business shall include, without limitation, (A) any disposition of Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Borrower or any of its Subsidiaries or whole loan sales or the sale of real property held for sale or the lease or sublease of any real or personal property, in each case, in the ordinary course of business, (B) the sale of consumer and commercial loans, leases and receivables by the Borrower or any of its Subsidiaries in the ordinary course of its business as conducted on the date of this
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                                      -3-


Agreement (including, without limitation, by securitization or by any pledge of such loans, leases or receivables as collateral under any Indebtedness permitted to be secured thereby (other than the sale of the Collateral securing the Borrower's Obligations hereunder)), (C) any disposition of stock or assets (including, without limitation, any sale and leasehold transaction of equipment of the Borrower or any Subsidiary) in any single transaction or related series of transactions the aggregate value of which is equal to $1,000,000 or less, (D) any disposition of the Capital Stock of City Auto Resources, Inc. or Phoebus Software Limited held by the Borrower or its Subsidiaries, (E) the sale of any property (whether real, personal or mixed) in connection with the incurrence of a Capitalized Lease Obligation and (F) the sale of the 1996-3 Certificate.

            "Bank of Boston Facility" means the Company's agreements with The First National Bank of Boston (the "Bank of Boston") relating to borrowings by the Company thereunder, in each case as in effect on the date hereof.

            "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

            "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding-up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

            "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

            "Borrower" has the meaning ascribed to such term in the introduction to this Agreement.

            "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

            "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or by the governments of Britain, France, Germany, Japan or Switzerland, in each case, maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or other nationally recognized rating agency; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P's or Moody's or other nationally recognized rating agency; and (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least

"adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that
(a) has its assets invested continuously in the types of investments referred to in clauses (i), (ii) and (iii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P's or Moody's or other nationally recognized rating agency; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

            "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when so received, other than the portion of such deferred payment constituting interest, which shall not be deemed to constitute Cash Proceeds) received from such Asset Sale.

            "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Parent to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of Capital Stock of the Company or Parent of any plan or proposal for the liquidation or dissolution of the Company or Parent; (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the Voting Stock of the Company or Parent, unless at such time the Permitted Holders beneficially own, in the aggregate, not less than a majority of such Voting Stock of the Company or Parent, as the case may be; (iv) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing 50% or more of the Voting Stock of the Company or Parent; or (v) the replacement of individuals constituting a majority of the Board of Directors of the Company or Parent over a two-year period from the directors who constituted the Board of Directors of the Company or Parent at the beginning of such period, which replacements shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or

Parent then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Change of Control Date" has the meaning ascribed to such term in
Section 2.4A(iv).

         "Change of Control Offer" has the meaning ascribed to such term in
Section 2.4A(iv).

         "City" means City Mortgage Corporation Limited, a company formed under the laws of England and Wales, and a direct subsidiary of the Company.

         "Closing Date" means October 30, 1996.

         "Collateral" means all of the interest-only and residual certificates of the Borrower, the Intercompany Note, 65% of the Capital Stock of City, the outstanding shares of the Capital Stock of Cityscape Funding Corporation, a Delaware corporation, and Cityscape Funding Corporation II, a Delaware corporation, the Mortgage Servicing Receivables and the shares of all future SPCs, in each case, as provided in the Pledge Agreement.

         "Collateral Coverage Ratio" means, as of any date of determination, the ratio of (a) the difference between the book value of the Collateral (other than the Intercompany Note) and all collateral securing the Intercompany Note (the "Intercompany Collateral") less the amount of any Indebtedness secured by a Lien on such Collateral or Intercompany Collateral which Indebtedness ranks pari passu or senior to the Lien granted to the Lenders in respect of the Collateral or the Intercompany Note to (b) $100,000,000 (as reduced to give effect to any permanent reduction of the Lenders' commitment hereunder).

         "Commission" means the Securities and Exchange Commission.

         "Commitment Fee" has the meaning ascribed to such term in Section 2.3.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

            "Company" has the meaning ascribed to such term in the introduction to this Agreement.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit II delivered to the Agent by the Borrowers pursuant to Section 5.1(iv)(b).

            "Consolidated Net Worth" means, as of any date of determination, as to any Person the total amount of (a) the sum of (i) the par or stated value of all outstanding Capital Stock of such Person, plus (ii) paid-in capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or capital surplus, plus (iv) the surplus from the write-up of assets acquired after the Closing Date, plus (v) translation gains (or minus such amount if a loss), plus (vi) unrealized gains on marketable securities, net of taxes (or minus such amount if a loss), minus (b) to the extent not otherwise excluded,
(i) the cost of treasury stock, (ii) the surplus from write-up of assets after June 30, 1996, other than with respect to assets acquired after the Closing Date, and (iii) any accumulated deficit.

            "Contested Claim" means any Tax, Indebtedness or other claim or liability (i) the validity or amount of which is being diligently contested in good faith, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made and (iii) with respect to which any right to execute upon or sell any assets of the Borrower or of any of its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed.

            "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (iii) under Interest Rate Agreements and Currency Agreements or (iv) under Yield Maintenance Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence and (d) with respect to the Company, reserve obligations of the Company under the U.K. Greenwich Facility and the U.S. Greenwich Facility to fund the repurchase of mortgage loans in the event of a first payment default, but only to the extent such reserves exceed $500,000 in the aggregate outstanding at any one time. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "Controlled Group" means (i) a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code or (ii) a group of trades or businesses under common control, as defined in Section 414(c) of the Internal Revenue Code, of which the Company is a part or becomes a part.

            "CoreStates Facility" means the Revolving Credit, Security, and Term Loan Agreement dated as of June 30, 1995 among the Company, Parent, the lenders named therein, and

CoreStates Bank, N.A. ("CoreStates"), as agent, as the same may be amended or Refinanced from time to time subject to the provisions of this Agreement.

            "Covered Taxes" has the meaning ascribed to such term in Section 10.19.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the Borrower or any other Loan Party against fluctuations in currency values.

            "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

            "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes, or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final maturity of the Notes; provided that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final maturity date shall be deemed to be Disqualified Capital Stock.

            "Dollars" or the sign "$" means the lawful money of the United States of America.

            "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States of America or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity that is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or an institutional "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to the Agent and having, in the case of clauses (i), (ii) and (iii), capital and surplus in excess of $500,000,000; and (B) any Lender and any Affiliate of any Lender.

            "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) that is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates or
(ii) with respect to which a Borrower or its Subsidiaries retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

            "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to any Loan Party or any of their respective properties or predecessors in interest.

            "Environmental Laws" means the common law and all statutes, ordinances, orders, rules, regulations, plans, policies or decrees relating to
(i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. { 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. { 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. { 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. { 1251 et seq.), the Clean Air Act (42 U.S.C. { 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. { 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. { 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. { 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. { 11001 et seq.), each as amended or supplemented, as in effect as of the date of determination.

            "Environmental Lien" means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate", as applied to any Person, means (i) any corporation that is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) that is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time within the five calendar years immediately preceding the date hereof, a member.

            "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on a Borrower or any of its respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Borrower or any of its respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower or any of its respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the imposition on the Borrower or any of its respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any of its respective ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "Event of Default" means each of the events set forth in Section 7.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower, its Subsidiaries or any of their respective predecessors in interest.

            "Funding Guarantor" shall have the meaning provided in Section 9.6.

            "GAAP" means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board and that are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and changes in financial position, of the Company and its Subsidiaries, except that any accounting principle or practice required to be changed in order to continue as a generally accepted accounting principle or practice may be so changed.

            "Guarantee" means the guarantee delivered to the Lenders by the Guarantor pursuant to Section 10 which is evidenced by notations of guarantee substantially in the form of Exhibit VI hereto.

            "Guarantor" means Parent.

            "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health or safety or the environment.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, further, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Borrower.

            "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness, obligations and liabilities of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof, (v) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities Incurred in the ordinary course of business for the purchase of goods or services that are not secured by a Lien other than a Permitted Encumbrance and obligations under Interest Rate Agreements and Currency Agreements (which constitute Contingent Obligations, not Indebtedness) and the amount of any such nonrecourse indebtedness, obligation or liability that shall be "Indebtedness" shall be the lesser of the value of such property or assets or the amount of such indebtedness, obligation or liability so secured, (vi) guarantees of such Person in respect of Indebtedness of other Persons, (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any and
(viii) Obligations of a Person with respect to Yield Maintenance Agreements, whether or not matured (the "Contingent Yield Maintenance Obligations"), which at all times shall be deemed to be the lesser of 20% of the full amount of the securitized Receivables relating to such Yield Maintenance Agreement and the aggregate amount of payments owing thereunder; provided that with respect to the 1996-3 Certificate, the amount of Indebtedness shall at all times be deemed to be $2,000,000 or, after an obligation to make payments on a Yield Maintenance Agreement in respect thereof, the lesser of $2,000,000 or the aggregate amount of payments owing thereunder. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or similar entity formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Subsidiaries shall not be treated as Indebtedness of such Person or its Subsidiaries.

            "Indemnified Liabilities" has the meaning ascribed to such term in
Section 10.4.

            "Indemnitees" has the meaning ascribed to such term in Section 10.4.

            "Independent Financial Advisor" means a firm (i) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Borrower or the Guarantor and (ii) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Senior Loan" has the meaning ascribed to such term in
Section 2.1.

            "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of a Borrower and its Subsidiaries as currently conducted or as proposed to be conducted that are material to the condition (financial or otherwise), business, operations or prospects of a Borrower and its Subsidiaries, taken as a whole.

            "Intercompany Indebtedness" means any Indebtedness of the Borrower or any Subsidiary of the Borrower that, in the case of the Borrower, is owing to any Wholly-Owned Subsidiary of the Borrower and that, in the case of any such Subsidiary, is owing to the Borrower or any Wholly-Owned Subsidiary of the Borrower; provided that if as of any date any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebtedness shall no longer be Intercompany Indebtedness permitted to be Incurred pursuant to Section 6.1(iv).

            "Intercompany Note" means the Indebtedness of City to the Company evidenced by the note issued on October 30, 1996.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

            "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any Securities of any other Person or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto less the amount of all dividends and other payments received with respect thereto without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

            "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

            "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of the Senior Loan, any Note or the Senior Loan Commitment to the extent of such assignment.

            "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

            "Loan Parties" means, collectively, the Borrower and the Guarantor.

            "Margin Stock" has the meaning assigned to that term in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Material Adverse Change" means a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole.

            "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of the Borrower and its Subsidiaries, taken as a whole, to perform, or the impairment of the ability of the Agent or any Lender to enforce, the Obligations.

            "Material Subsidiary" means, with respect to any accounting period, any Subsidiary of the Borrower (i) whose revenues constitute greater than 10% of the aggregate dollar value of the revenues of the Borrower and its Subsidiaries, taken as a whole, for such accounting period or (ii) the fair market value of whose assets at any time during such accounting period is greater than 10% of the fair market value of all of the assets of Borrower and its Subsidiaries at such time.

            "Maximum Interest Rate" means an interest rate of 15% per annum; provided that in computing such interest rate, fees paid to the Lenders shall not be deemed an interest payment.

            "Mortgage Servicing Receivables" means the gain realized by the Borrower on the sale of a mortgage loan due to the excess servicing spread associated with such loan as recorded at the time of sale.

            "Multiemployer Plan" means a Pension Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means, (i) with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of such sale including, but not limited to, (A) income, transfer or other taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale and (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness or contractual obligation that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (ii) with respect to any sale of Capital Stock or Indebtedness of any Person, the aggregate net cash proceeds received, after payment of expenses, commissions and the like Incurred in connection therewith.

            "Net Indebtedness" means, on a consolidated basis, the total Indebtedness of the Company less Indebtedness under or in respect of the CoreStates Facility and less any amounts included in clause (ii) of the definition of Performance Assurance Amount.

            "Net Leverage Ratio" means, on a consolidated basis determined in accordance with GAAP, the ratio of the Company's Net Indebtedness to its Consolidated Net Worth.

            "New Bank of Boston Revolver" means the proposed agreement between Borrower or Parent with the Bank of Boston which provides for unsecured revolving credit borrowings.

            "1996-3 Certificate" means the Cityscape Home Equity Loan Trust 1996-3, Interest-Only Certificate, Series 1996-3.

            "Notes" has the meaning ascribed to such term in Section 2.1D.

            "Notice of Borrowing" means a notice substantially in the form of
Exhibit III with respect to a proposed borrowing.

            "Obligations" means all obligations of every nature of the Borrower and the Guarantor from time to time owed to the Lenders under the Senior Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

            "Offer Payment Date" has the meaning ascribed to such term in
Section 2.4A(iv).

            "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Borrower.

            "Officers' Certificate" means, as applied to any Person, a certificate executed on behalf of such corporation by two Officers; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Senior Loan hereunder shall include (i) a statement that the Officer or Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

            "Other Taxes" has the meaning ascribed to such term in Section
10.19.

            "Parent" means Cityscape Financial Corp., a Delaware corporation.

            "Pari Passu Indebtedness" means, with respect to the Borrower, Indebtedness that ranks pari passu in right of payment (without regard to whether or not such Indebtedness is secured) to the Senior Loan.

            "Payment Office" shall mean the office of the Agent located at 425 Lexington Avenue, New York, New York 10017 or such other office as the Agent may designate to the Borrower and the Lenders from time to time.

            "Payment Restriction" has the meaning ascribed to such term in Section 6.7.

            "PBGC" means the Pension Benefit Guaranty Corporation and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

            "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA and that is maintained for employees of the Borrower, any Subsidiary of the Borrower or any member of the Controlled Group.

            "Performance Assurance Amount" shall have the meaning provided to such term in Amendment No. 2, dated the date hereof, to the U.S. Greenwich Facility.

            "Permits" has the meaning ascribed to such term in Section 4.20.

            "Permitted Collateral Encumbrances" means, with respect to Liens on the Collateral Incurred in compliance with Section 6.2(b), Liens which are in addition to the Lien granted to the Lenders in respect of the Collateral.

            "Permitted Encumbrances" means, other than with respect to the Collateral, (i) Liens (a) existing on the Closing Date set forth on Schedule A to the extent and in the manner such Liens are in effect on the Closing Date or
(b) arising under agreements of the Company to the extent such Liens are contemplated by such agreements as in effect on the Closing Date; (ii) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3; (iii) statutory Liens of landlords and banks and rights of offset, and Liens of carriers, warehousemen, workmen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, utility payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (v) any attachment or judgment Lien not constituting an Event of Default; (vi) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole; (vii) easements, rights-of-way, restrictions, utility agreements, covenants, reservations, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole; (viii) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including without limitation ground leases or other prior leases of the demised premises, mortgages, mechanics liens, tax liens, and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); (ix) Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property not prohibited by this Agreement under which the Borrower or any of its Subsidiaries is a lessee; (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries; (xii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xiv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under interest swap obligations and foreign exchange agreements and forward contracts, option futures contracts, futures options or similar agreements or arrangements designed to protect the Borrower or any Subsidiary from fluctuations in the price of commodities; (xv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business in accordance with past practices; (xvi) Liens to secure Permitted Refinancing Indebtedness to the extent the Indebtedness Refinanced was secured and such Liens do not extend to any property other than the property (including after-acquired property) which was subject to the Lien under the Indebtedness being Refinanced; (xvii) licenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of a Borrower or any such Subsidiary; (xviii) Liens securing purchase money indebtedness; (xix) Liens permitted by
Section 6.2 hereof; and (xx) Liens securing obligations under Yield Maintenance Agreements, provided that the Lien does not extend beyond the interest-only or residual certificate to which such Yield Maintenance Agreement applies.

            "Permitted Holders" means any Person or Group that holds in excess of 50% of the Voting Stock of the Company or Parent at the Closing Date.

            "Permitted Investments" means (a) Investments in cash and Cash Equivalents; (b) Investments by the Borrower or by any Subsidiary of the Borrower in any Person that is or will become immediately after such Investment a Wholly-Owned Subsidiary of the Borrower that has not Incurred (and will not Incur as a result of or in connection with such transaction) any Indebtedness (other than Indebtedness permitted to be Incurred by such Subsidiary under Section 6.1); provided that (x) such Investment shall be a Permitted Investment only for so long as any such Subsidiary in which the Investment has been made meets the conditions set forth above and (y) no Investment in any such Person or Subsidiary (including any transaction pursuant to which any Person becomes a Subsidiary of the Company) will be a Permitted Investment if and for so long as such Subsidiary is or would be subject to any Payment Restriction (other than a Payment Restriction in effect on the date hereof); (c) any Investments in the Borrower by any Subsidiary of the Borrower; provided that any Indebtedness of a Borrower for payment in respect of such Investment is subordinated in right of payment, pursuant to a written agreement, to the Borrower's Obligations; (d) Investments made by the Borrower or by its Subsidiaries out of the Net Cash Proceeds of an Asset Sale or Securities Offering made in compliance with Section 2.4A(ii)(a); (e) Intercompany Indebtedness; (f) Investments by the Company in the Parent; (g) the making or origination of mortgage loans in the ordinary course of business; (h) the making of loans to third parties for the origination of mortgage loans in the ordinary course of business of the Borrower in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding under the CoreStates Facility or any refinancing thereof permitted by Section 6.1(vi) and $10,000,000 at any one time outstanding otherwise payable to the Company; and (i) transfers of residual certificates to SPCs.

            "Permitted Refinancing Indebtedness" means (A) any Refinancing by the Borrower of Indebtedness of the Borrower or of its Subsidiaries (other than Indebtedness Incurred or outstanding pursuant to clauses (iii) and (vii) of
Section 6.1, which Indebtedness shall remain subject to the maximum aggregate amounts outstanding as set forth therein) and (B) any Indebtedness incurred pursuant to a Refinancing by any Subsidiary of the Borrower of Indebtedness Incurred by such Subsidiary (other than Indebtedness Incurred or outstanding pursuant to clauses (iii) and (vii) of Section 6.1, which Indebtedness shall remain subject to the maximum aggregate amounts outstanding as set forth therein), in the case of each of (A) and (B), that does not (1) result in an increase in the total of the greater of the aggregate principal amount of or
(ii) the aggregate principal amount of commitment relating to, the Indebtedness of such Person being Refinanced as of the date of such proposed Refinancing (if such Indebtedness that is Refinancing the existing Indebtedness is issued at a price less than 100% of the principal amount thereof, an increase shall not be deemed to have occurred unless the gross proceeds of such Indebtedness that is Refinancing the existing Indebtedness is in excess of the total of the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing) or (2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Borrower, then the Refinancing Indebtedness shall be Indebtedness solely of the Borrower; provided that Indebtedness of the Company or any Subsidiary may be Refinanced and become Indebtedness of Parent,
(y) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Senior Loan, as the case may be, or if recourse in respect of the Indebtedness being Refinanced is limited in any respect, then such Indebtedness proposed to be Incurred to Refinance the existing Indebtedness shall be subordinate in right of payment to the Senior Loan and recourse with respect thereto shall be limited at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being Refinanced is Pari Passu Indebtedness, then such Indebtedness proposed to be incurred to Refinance the existing Indebtedness shall be Pari Passu Indebtedness. Any reference to specific Indebtedness referred to in this Agreement shall also be deemed to include any Permitted Refinancing Indebtedness of such Indebtedness.

            "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA maintained by the Borrower or any of its Subsidiaries for employees of the Borrower or any of its Subsidiaries.

            "Pledge Agreement" means the Pledge Agreement dated the date hereof, substantially in the form attached hereto as Exhibit VII.

            "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Quarterly Period" shall mean the period commencing on the first calendar day of each three-month period, if such day is a Business Day, or the first Business Day succeeding the first calendar day of each three-month period and ending on the day next preceding the first Business Day of the following Quarterly Period.

            "Real Property Assets" means interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Borrower or its Subsidiaries.

            "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any of its Subsidiaries in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Register" has the meaning ascribed to such term in Section 5.11.

            "Related Business" means any capital expenditure or Investment in properties and assets that replace the properties and assets that were the subject of an Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Closing Date or in businesses reasonably related thereto.

            "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

            "Reportable Event" has the meaning set forth in Section 4043 of ERISA, but excluding any event for which the 30-day notice requirement has been waived by applicable regulations of the PBGC.

            "Required Lenders" means Lenders holding in the aggregate more than 50% of the outstanding principal amount of Notes.

            "Restricted Payment" has the meaning ascribed to such term in
Section 6.3.

            "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Offering" means any offering by the Company or any of its Subsidiaries of (i) shares of its Capital Stock and all rights, warrants or options to acquire such Capital Stock and (ii) Indebtedness (other than Permitted Indebtedness), in each case, whether registered or exempt from registration under the Securities Act.

            "Senior Loan" has the meaning ascribed to such term in Section 2.1.

            "Senior Loan Commitment" has the meaning ascribed to such term in
Section 2.1A.

            "Senior Loan Documents" means this Agreement, the Notes, the Guarantee and the Pledge Agreement.

            "SPC" means any direct or indirect Subsidiary of the Company in existence on the date hereof or hereinafter organized that is prohibited by the terms of its organizational documents from guaranteeing any obligations of the Company and the primary purpose of which is to hold interest-only and/or residual certificates.

            "Subordinated Indebtedness" means Indebtedness of the Borrower that is expressly subordinated in right of payment to the Notes.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

            "Transaction Costs" means the principal, interest, fees, costs and expenses payable by the Borrowers pursuant hereto and other principal, interest, fees, costs and expenses payable by the Company or any other Loan Party in connection with the Transactions.

            "Transactions" shall mean, collectively, (i) the repayment of all amounts outstanding under the Bank of Boston Facility, (ii) repayment of approximately $4.965 million owed to Greenwich Capital Financial Products, Inc. with respect to the 1996-3 securitization, (iii) the incurrence of the Senior Loan hereunder on the Closing Date, (iv) any other transaction on the Closing Date contemplated in relation to the foregoing and (v) the payment of fees and expenses in connection with the foregoing.

            "Transferee" has the meaning ascribed to such term in Section 10.19.

            "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

            "U.K. Greenwich Facility" means the Purchase Commitment with Respect to First and Second Mortgage Loans Located in the United Kingdom dated March 28, 1996 between City and Greenwich International, Ltd., as in effect on the date hereof.

            "U.K. Overdraft Facility" means the overdraft facility provided by The First National Bank of Boston to City, as in effect on the date hereof, which provides for unsecured revolving credit borrowings.

            "U.S. Greenwich Facility" means the Purchase and Sale Agreement dated as of February 2, 1996 between the Company and Greenwich Capital Financial Products, Inc., as in effect on the date hereof.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

            "Wholly-Owned Subsidiary" means, with respect to any Person, any other Person of which 100% of the total voting power (other than director's qualifying shares) of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Wholly-Owned Subsidiaries of that Person or a combination thereof.

            "Yield Maintenance Agreement" means the obligation of the Borrower to make payments to the purchaser of an interest-only certificate to protect such purchaser against a reduction in its return on its investment therein due to early prepayments of the mortgage loans underlying such interest-only certificate.

            1.2  Accounting Terms

            For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

            1.3  Other Definitional Provisions

            Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

SECTION 2    AMOUNT AND TERMS OF SENIOR LOAN COMMITMENT
             AND SENIOR LOAN; NOTE

            2.1  Senior Loan and Note

            A. Senior Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby agree to lend to the Borrower (i) $40,000,000 on the Closing Date (the "Initial Senior Loan") and (ii) on each Additional Closing Date up to an aggregate of an additional $60,000,000 (or such lower amount as the Lenders hereunder have committed in excess of the Initial Senior Loan, as indicated on the signature pages hereto), provided that each such additional request by the Company shall not be for less than $10,000,000 and shall be in multiples of $100,000 (the "Additional Senior Loan" and, together with the Initial Senior Loan the "Senior Loan") and, provided, further, that the aggregate Senior Loans outstanding shall not exceed $100,000,000 (or such lower amount as the Lenders hereunder have committed, as indicated on the signature pages hereto). The Lenders' commitment to make the Senior Loan to the Borrower pursuant to this Section 2.1A is herein called the "Senior Loan Commitment."

            B. Notice of Borrowing. When the Borrower desires to borrow under this Section 2.1, it shall deliver to the Agent a Notice of Borrowing no later than 11:00 A.M. (New York time), at least two Business Days in advance of the Closing Date or each Additional Closing Date, as the case may be, or such later date as shall be agreed to by the Agent. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day) and, in the case of borrowings after the Closing Date, the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Agent shall promptly notify the Lenders of the matters covered by the Notice of Borrowing.

            C. Disbursement of Funds. (a) No later than 12:00 Noon (New York time) on the Closing Date or any Additional Closing Date, as the case may be, each Lender will make available its pro rata share of the Senior Loan in the manner provided below. All amounts shall be made available in U.S. Legal Tender and immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the Closing Date or any Additional Closing Date, as the case may be, that such Lender does not intend to make available to the Agent its portion of the Senior Loan to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding among forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest on the Loans.

            (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill the Senior Loan Commitments hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by any Lender hereunder.

            D. Notes. The Borrower shall execute and deliver to the Lenders on the Closing Date one or more Notes dated the Closing Date substantially in the form of Exhibit I to evidence the Lender's portion of the Senior Loan Commitment and with appropriate insertions.

            E. Maturity of Senior Loan. The Senior Loan shall mature and the Borrower shall pay in full the outstanding principal amount thereof and accrued interest thereon on October 30, 1998 (the "Maturity Date").

            F. Termination of Senior Loan Commitment. The Senior Loan Commitment hereunder shall terminate on November 8, 1996 if the Initial Senior Loan is not made on or before such date. The Borrower shall have the right, without premium or penalty, to reduce or terminate the Senior Loan Commitment of the Lenders hereunder at any time upon three Business Days' prior written notice to the Agent.

            G. Pro Rata Borrowings. The Senior Loan made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Senior Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Senior Loan hereunder and that each Lender shall be obligated to make its portion of the Senior Loan hereunder, regardless of the failure of any other lender to fulfill its commitments hereunder.

            2.2  Interest on the Senior Loan

            A. Rate of Interest. The Senior Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at the rate of 11% per annum, which rate increases by .50% per annum, effective as of the first day of each quarter for the period on and after such date, commencing July 1, 1997, for so long as the Senior Loan remains outstanding; provided that the rate borne by the Senior Loan shall not exceed the Maximum Interest Rate.

            B. Interest Payments. Interest shall be payable (i) with respect to the Senior Loan, in arrears on each January 30, April 30, July 30, and October 30 commencing on January 30, 1997, and upon any prepayment of the Senior Loan (to the extent accrued on the amount being prepaid) and at maturity of the Senior Loan.

            C. Post-Maturity Interest. Any principal payments on the Senior Loan not paid when due and, to the extent permitted by applicable law, any interest payment on the Senior Loan not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate that is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Senior Loan.

            D. Computation of Interest. Interest on the Senior Loan shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In computing interest on the Senior Loan, the date of the making of the applicable Senior Loan shall be included and the date of payment shall be excluded; provided, however, that if a Senior Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Senior Loan.

            2.3  Fees

            The Company agrees to pay to the Agent for the accounts of the Lenders the following fees:

            (a) a commitment fee (the "Commitment Fee") in an amount equal to 1.0% of the full amount of the Senior Loan Commitment upon execution of this Agreement; provided that if the actual Senior Loan Commitment upon execution of this Agreement shall be less than $100,000,000 then only 1% of such actual amount and, thereafter, 1% of any increased amount immediately upon each increase of the Senior Loan Commitment; and

            (b) a funding fee equal to 1.0% of the principal amount of the portion of Senior Loan borrowed on each Closing Date and Additional Closing Date, if any, in each case payable at the time of such borrowing.

            Once paid, such fees shall not be refundable under any circumstances and, in the case of the Commitment Fee, shall be payable whether or not any Senior Loans are made.

            2.4  Prepayments and Payments

            A.    Prepayments

            (i) Voluntary Prepayments. The Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agent at any time and from time to time, prepay the Senior Loan made to the Borrowers in whole or in part at 100% of the principal amount thereon plus accrued interest; provided that unless the Senior Loan is to be prepaid in full, such voluntary prepayments shall not result in the aggregate principal amount of the Senior Loan outstanding being less than $10,000,000.

            Notice of prepayment having been given as aforesaid, the principal amount of the Senior Loan to be so prepaid shall become due and payable on the prepayment date. Amounts of the Senior Loan so prepaid may not be reborrowed.

           (ii)  Mandatory Prepayments

            (a) Prepayments from Asset Sales and Securities Offerings. Upon receipt by the Parent, Borrower or any Subsidiary of the Borrower of Net Cash Proceeds of any Asset Sale and of any Securities Offering by the Parent, Borrower or its Subsidiaries occurring after the Closing Date, the Parent, Borrower or any Subsidiary shall, or shall cause its Subsidiaries to, (i) first, apply the Net Cash Proceeds to the purchase of assets to be utilized in a line of business in which the Company or such Subsidiary is engaged on the Closing Date; provided that any such purchase is consummated within 180 days of each such Asset Sale or Securities Offering, as the case may be, and (ii) second, to the extent that the aggregate Net Cash Proceeds not utilized in accordance with (i) above exceed $10,000,000, apply the Net Cash Proceeds of such Asset Sale or Securities Offering, as the case may be, to prepay the Senior Loan; provided that the commitment thereunder shall be permanently reduced to the extent of the prepayment. Concurrently with the consummation of an Asset Sale or Securities Offering, as the case may be, the Borrower shall deliver to the Agent an Officer's Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale or Securities Offering, as the case may be. The Borrower shall, or shall cause its Subsidiaries to, prepay the Senior Loan with the Net Cash Proceeds received from any Asset Sale or Securities Offering, as the case may be, and not applied in accordance with (i) above, on a date not later than 30 Business Days after the obligation to prepay the Senior Loan is incurred under (ii) above.

            (b) Notice. The Borrower shall notify the Agent of any prepayment to be made pursuant to this Section 2.4A(ii) at least two Business Days prior to such prepayment date.

          (iii) The Company's Mandatory Prepayment Obligation; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

           (iv)  Mandatory Offer to Purchase the Note

            (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), each Lender shall have the right to require the repurchase of the Note pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price equal to the aggregate principal amount thereof plus accrued interest to the date of repurchase.

            (b) The notice to the Agent shall contain all instructions and materials necessary to enable the Lender to tender the Note.

            (c) Within 30 days following any Change of Control the Borrower shall mail a notice to the Agent stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 2.5(A)(iv) and that all Notes validly tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Offer Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Offer Payment Date unless the Company shall default in the payment of the repurchase price of the Notes;

                  (5) that if the Lender elects to have the Note purchased
            pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Borrower prior to 10:00 a.m. New York time on the Offer Payment Date;

                  (6) that the Lender will be entitled to withdraw its election if the Borrower receives, not later than 5:00 p.m. New York time on the Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the principal amount of Notes the Lender delivered for purchase, and a statement that the Lender is withdrawing its election to have the Note purchased; and

                  (7) that if the Note is purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Note surrendered.

            (d) On or before the Offer Payment Date, the Borrower shall (i) accept for payment the Note or portions thereof that are to be purchased in accordance with the above, and (ii) deposit at the Payment Office U.S. Legal Tender sufficient to pay the purchase price of Notes to be purchased. The Agent shall promptly mail to the Lender whose Notes are so accepted payment in an amount equal to the purchase price.

            (e) The Borrower shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Note pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

            B. Manner and Time of Payment. All payments of principal and interest hereunder and under any Note by the Borrower shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Agent, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the Payment Office for the account of each Lender; funds received by the Agent after that time shall be deemed to have been paid by the Borrower on the next succeeding Business Day. The Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in their account for that purpose).

            C. Payments on Non-Business Days. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

            D. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Borrower of the name and address of the transferee of such Note; provided that the failure to make (or any error in the making of) such a notation or to notify the Borrower of the name and address of such transferee shall not limit or otherwise affect the obligation of the Company hereunder or under any Note with respect to the Senior Loan and payments of principal or interest on such Note.

            2.5  Use of Proceeds

            A. Senior Loan. The proceeds of the Initial Senior Loan shall be applied by the Borrower to the payment of the Transaction Costs and for the general corporate purposes of the Borrower and its Subsidiaries.

            B. Margin Regulations. No portion of the proceeds of the borrowing under this Agreement shall be used by the

Borrower in any manner that might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors or to violate the Exchange Act, in each case as in effect on the Closing Date and the date of such use of proceeds.

SECTION 3  CONDITIONS

            3.1  Conditions to Loan

            The obligation of the Lender to make the Senior Loan is subject to, at the Closing Date and at each Additional Closing Date, the prior or concurrent satisfaction of each of the following conditions:

            A. On or before the Closing Date and each Additional Closing Date, as applicable, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Lenders shall be reasonably satisfactory in form and substance to the Lenders, and the Agent shall have received the following items, each of which shall be in form and substance satisfactory to the Agent and, unless otherwise noted, dated as of the Closing Date or each Additional Closing Date, as the case may be:

            1. a certified copy of the Company's and the Guarantor's charter, together with a certificate of status, compliance, good standing or like certificate with respect to the Borrower and the Guarantor issued by the appropriate government officials of the jurisdiction of its incorporation and of each jurisdiction in which it owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

            2. a copy of the Company's and the Guarantor's bylaws, certified as of the Closing Date by one of their respective Officers;

            3. resolutions of the Borrower and the Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Senior Loan Documents and any other documents, instruments and certificates required to be executed by the Borrower or the Guarantor in connection herewith and therewith and approving and authorizing the execution, delivery and payment of the Notes and the consummation of the Transactions, each certified as of the Closing Date by one of its Officers as being in full force and effect without modification or amendment;

            4. signature and incumbency certificates dated as of the Closing Date of the Borrower and the Guarantor's Officers executing this Agreement, the Notes and the Guarantees;

            5. executed copies of this Agreement and the Notes substantially in the form of Exhibit I executed in accordance with Section 2.1D drawn to the order of each Lender and with appropriate insertions;

            6. an originally executed Notice of Borrowing substantially in the form of Exhibit III, signed by the President or a Vice President of the Borrower on behalf of the Borrower in writing delivered to the Agent;

            7. originally executed copies of one or more favorable written opinions dated the Closing Date and each Additional Closing Date, as the case may be, of (I) Gibson, Dunn & Crutcher LLP, counsel for the Borrower and the Guarantor, substantially in the form of Exhibit IV and addressed to the Lenders and (II) Cahill Gordon & Reindel, special counsel for the Lenders, substantially in the form of Exhibit V and addressed to the Lenders;

            8. a certificate, delivered by the Borrower and signed by the President or a Vice President and the Chief Financial or Accounting Officer of the Borrower and addressed to the Lenders in form and substance reasonably satisfactory to the Agent, with appropriate attachments dated the Closing Date and each Additional Closing Date, as applicable, stating that, after giving effect to the consummation of the Transactions, the fair saleable value of the assets of the Borrower and its Subsidiaries will not be less than the probable liability on their debts, that each of the Borrower and its Subsidiaries will be able to pay its debts as they mature and that each will not have unreasonably small capital to conduct its business in form and substance reasonably satisfactory to the Agent.

            9. true and correct copies of the documentation evidencing the payment and satisfaction of the Company's Obligations under the Bank of Boston Facility;

            10. a notation of Guarantee, executed and delivered by the Guarantor, dated the date of issuance of each Note, substantially in the form of Exhibit IX annexed hereto, as applicable;

            11. a copy of all closing documents relating to the other Transactions as the Agent may reasonably request; and

            12. a duly executed copy of the Pledge Agreement.

            B. On or before the Closing Date, all authorizations, consents and approvals necessary in connection with the Transactions shall have been obtained and remain in full force and effect and evidence of the receipt of such authorizations, consents and approvals satisfactory to the Agent shall have been delivered to the Agent.

            C. On or before the Closing Date and each Additional Closing Date, as the case may be, the Borrowers shall have paid to the Agent the fees payable on the Closing Date pursuant to Section 2.4.

            D. On or before the Closing Date and each Additional Closing Date, as the case may be, the Company shall have performed in all material respects all agreements that this Agreement provides shall be performed on or before the Closing Date and each Additional Closing Date, as the case may be, except as otherwise disclosed to and agreed to in writing by the Agent.

            E. The Borrowers and the Lenders shall have entered into all other financing documentation required by the Lenders relating to the Senior Loan and the transactions contemplated thereby, on terms and in form and substance reasonably satisfactory to the Lenders, which financing documentation shall provide for the security interest contemplated by the Senior Loan Documents in favor of the Lenders in the Collateral.

            F. Simultaneously with the making of each Senior Loan by the Lender, the Borrower shall have delivered to the Lenders an Officers' Certificate from the Borrower in form and substance satisfactory to the Agent to the effect that on or prior to the Closing Date and each Additional Closing Date, as the case may be,
(i) the Borrower has performed and complied with all covenants and conditions to be performed and observed by the Borrower as required herein, (ii) the Borrower has performed or complied with any agreements or documents referred to herein required to be performed or complied with by this Agreement and the Borrower is not in default in the performance or compliance with any of the terms or provisions thereof and, in the case of the Initial Senior Loan, (iii) all conditions to the consummation of the Transactions have been satisfied.

            G. Neither the Borrower nor any of its Subsidiaries has sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Agent, has had or could reasonably be expected to have a Material Adverse Effect; there shall not have been, in the reasonable judgment of the Agent, any Material Adverse Change, or any development involving a prospective Material Adverse Change.

            H. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the respective Notice of Borrowing that would constitute an Event of Default or Potential Event of Default.

            I. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making a Senior Loan.

            J. There shall not be pending or, to the knowledge of the Borrower, threatened any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries that has not been disclosed by the Borrower in writing to the Agent and there shall have occurred no development in any such action, suit, proceeding, governmental investigation or arbitration, which, in each case, singly or in the aggregate, in the opinion of the Agent, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the making of any Senior Loan. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to restrain, enjoin, delay, prohibit or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the

Transactions. There shall not be threatened, instituted or pending any action, proceeding or application before or by any Tribunal, or any other Person, domestic or foreign (i) challenging the Transactions or seeking to restrain, delay or prohibit the consummation thereof; (ii) seeking to prohibit or impose material limitations on the Borrower's ownership or operation of all or any material portion of the Borrower's business or assets (including the business or assets of any Subsidiary thereof) or to compel the Borrower to dispose of or hold separate all or any material portion of the Borrower's business or assets (including the business or assets of any Subsidiary thereof) as a result of the Transactions; (iii) that, in any event, might adversely affect any Senior Loan; or (iv) seeking to impose any materially adverse conditions upon the Transactions.

            K. The making of each Senior Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

            L. On the Closing Date, after giving effect to the Transactions, the consolidated Collateral Coverage Ratio shall be at least 1.2 to 1.

            M. As of the Closing Date, there shall not have occurred (i) any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market in the United States or minimum or maximum prices established on any such exchanges; (ii) a declaration of a banking moratorium or any suspension of payments in respect of the banks in the United States or New York; or (iii) either (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States, which, in the reasonable judgement of the Agent, makes it impracticable or inadvisable to proceed with the consummation of the Transactions or any Senior Loan or any of the other transactions contemplated hereby or that would materially affect the ability to sell or syndicate any Senior Loan.

            N. The Agent and its counsel shall be reasonably satisfied that the consummation of the Transactions and the related financing, including the funding of any Senior Loan, shall be in compliance with all applicable Laws. There shall not have been any statute, rule, regulation, injunction or order applicable to the Transactions, promulgated, enacted, entered or enforced by any state or federal government or governmental or regulatory authority or agency or by any federal or state court, or by any Tribunal, nor shall there be pending any action or proceeding by or before any such authority, court or tribunal, in each case involving a substantial likelihood of an order, that would prohibit, restrict, delay or otherwise materially affect the Transactions.

            O. Neither the Company nor any of its Material Subsidiaries shall be subject to a Bankruptcy Order; and a bankruptcy or other insolvency proceeding or an Event of Default or Potential Event of Default shall not have occurred under Section 7.6, 7.7 or 7.9.

            P. No Event of Default or Potential Event of Default (whether matured or not) shall have occurred under Section 7.1.

            Q. The Lenders shall have perfected the security interest contemplated by the Senior Loan Documents in the Collateral; provided that to the extent any such security interest is not so perfected, the Company shall use its best efforts to cause the security interest in the Collateral to be perfected within 30 days of the Closing Date. The Company shall perfect its security interest in the collateral securing the Intercompany Note within 45 days of the Closing Date.

            R. From the date hereof, the business of the Borrower and its Subsidiaries shall have been operated in the ordinary course consistent with past practice.

SECTION 4  REPRESENTATIONS AND WARRANTIES

            In order to induce the Lenders to enter into this Agreement and to make the Senior Loan, each of the Borrower and the Guarantor, jointly and severally, represents and warrants to the Lenders that, at the time of execution hereof and as of the Closing Date and each Additional Closing Date and after consummation of the Transactions, the following statements are true, correct and complete:

            4.1  Organization and Good Standing; Capitalization

            (a) Each of the Borrower and its Subsidiaries is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Borrower and its Subsidiaries has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the ability of the Borrower and its Subsidiaries to consummate the Transactions and to execute, deliver and perform its respective obligations under the Senior Loan Documents and each other document or instrument to be delivered in connection with the Transactions executed or to be executed by it.

            (b) All of the Subsidiaries of the Borrower as of the Closing Date are identified in Schedule B.

            4.2  Authorization and Power

            The Borrower and the Guarantor each have the corporate power and requisite authority, and, to the extent a party thereto, has taken all corporate action necessary, to consummate the Transactions and to execute, deliver and perform its obligations under the Senior Loan Documents and each other document and instrument to be delivered in connection with the Transactions executed or to be executed by it and to issue the Note.

            4.3  No Conflicts or Consents

            (a) The execution and delivery of the Senior Loan Documents, the Agreement and each other document to be executed and delivered in connection with the Transactions, the consummation of each of the transactions herein or therein contemplated, the compliance with each of the terms and provisions hereof or thereof, and the issuance, delivery and performance of each Note do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any Subsidiary, the Certificate or Articles of Incorporation or bylaws of either of them or any order, judgment or decree of any court or other agency of government binding on any of them, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the ability of the Borrower or any Subsidiary to consummate the Transactions and to execute, deliver and perform their obligations under the Senior Loan Documents and each other document and instrument to be delivered in connection with the Transactions executed or to be executed by it or (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Borrower or any Subsidiary.

            (b) No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by the Borrower or any Subsidiary of the Senior Loan Documents or any other document or instrument to be delivered in connection with the Transactions or the consummation of the transactions contemplated hereby or thereby, other than any such consent, approval, authorization or order that has been obtained and remains in full force and effect or that has been waived in writing by the Agent on behalf of the Lenders or the failure of which to obtain would not, singly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Borrower or any Subsidiary to consummate the Transactions and to execute, deliver and perform its respective obligations under the Senior Loan Documents and each other document or instrument to be delivered in connection with the Transactions executed or to be executed by it.

            4.4  Enforceable Obligations

            Each of the Senior Loan Documents and each other document or instrument to be delivered in connection with the Transactions has been duly authorized; each of the Senior Loan Documents and each other document or instrument to be delivered in connection with the Transactions to be executed and delivered on or prior to the Closing Date or each Additional Closing Date, as the case may be, has been duly executed and delivered by the Borrower and its Subsidiaries (to the extent a party thereto); and each of the Senior Loan Documents and each other document or instrument to be delivered in connection with the Transactions to be executed and delivered on or prior to the Closing Date and each Additional Closing Date, as the case may be, is, and each of the Senior Loan Documents to be executed and delivered after the Closing Date and each Additional Closing Date, as the case may be, will be, upon such execution and delivery, the legal, valid and binding obligations of the Borrower and its Subsidiaries (to the extent a party thereto), enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            4.5  Properties; Liens

            The Borrower has, and after consummation of the Transactions will have, good, sufficient and legal title to all of its respective properties and assets, and all properties held under lease by it, are, and immediately after the consummation of the Transactions will be, held under valid, subsisting and enforceable leases, and the Borrower is not in default under any lease, except in each case for such defects or defaults that, singly or in the aggregate, would not have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets owned or leased are so owned or leased free and clear of Liens.

            4.6  Financial Condition

            (a) The audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 1995 and the related consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries, certified by the independent certified public accountants of the Company, copies of which have been delivered to the Agent, were prepared in accordance with GAAP, have been prepared from, and are consistent with, the books and records of the Company and fairly present the consolidated financial position, as at the date thereof, and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods then ended. Neither the Company nor any of its Subsidiaries had at December 31, 1995 any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments which are not reflected or reserved against in the foregoing statements or in the notes thereto. As of the Closing Date, no events that have had or could reasonably be expected to have a Material Adverse Effect have occurred since December 31, 1995 except as reflected therein.

            (b) The unaudited consolidated balance sheet of the Company and its Subsidiaries at June 30, 1996 as amended by the Company's quarterly report on Form 10-Q/A filed with the Commission on September 27, 1996 and the related consolidated statements of income, retained earnings (deficit) and cash flows of the Company and its Subsidiaries for the period then ended, a copy of which has been delivered to the Agent, were prepared in accordance with GAAP consistently applied (except to the extent noted therein), have been prepared from, and are consistent with, the books and records of the Company and fairly present the consolidated financial position of the Company and the Subsidiaries of the Company as of such date and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the period covered thereby, in each case subject to normal year-end audit adjustments (including footnotes), consistent with past practices. Neither the Company nor any of its Subsidiaries had at June 30, 1996 any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitment or unrealized or unanticipated losses from any unfavorable commitment which are not reflected or reserved against in the foregoing statements or in the notes thereto.

            (c) The pro forma balance sheet of the Company as of August 31, 1996, a copy of which has heretofore been furnished to the Agent, fairly presents the estimated consolidated opening balance sheet of the Company assuming the Transactions and any write-downs of assets occurring after August 31, 1996 but before the Closing Date had occurred as of August 31, 1996, and the financial condition of the Company on the Closing Date and on each Additional Closing Date, as the case may be, does not differ in any material respect from the information therein set forth.

            (d)   Upon giving effect to the Transactions:

            (i) The fair saleable value of the assets of each of the Borrower and the Guarantor, on a stand-alone basis, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Person as they mature.

           (ii) The assets of each of the Borrower and the Guarantor, on a stand-alone basis, do not constitute unreasonably small capital for any such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of any such Person, taking into account the particular capital requirements of the business conducted by such Person, and projected capital requirements and capital availability thereof.

           (iii) The Borrower does not intend to, and will not permit any Guarantor to, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of each of such Person). The cash flow together with the proceeds received from the liquidation of assets of the Borrower and the Guarantor, after taking into account all anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of debt of each such company when such amounts are required to be paid.

           (iv) The Borrower does not intend, and does not believe, that final judgments against the Borrower or the Guarantor in actions for money damages will be rendered at a time when, or in an amount such that, any such Person will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Borrower and the Guarantor, on a stand-alone basis, after taking into account all other anticipated uses of the cash of each such Person (including the payments on or in respect of debt referred to in paragraph
      (iii) of this Section 4.6(d)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

            4.7  Full Disclosure

            The financial projections (including, without limitation, the pro forma financial statements included therewith) heretofore furnished to the Agent by the Borrower are complete, were prepared by or under the direction of an Officer of the Borrower and were prepared in good faith on the basis of information and assumptions that the Borrower believed to be fair, complete and reasonable as of the date of such information, and which assumptions are believed to be fair, complete and reasonable as of the date hereof. All other factual information heretofore or contemporaneously furnished in writing by or on behalf of the Borrower to the Agent for purposes of or in connection with this Agreement does not contain any untrue statement by such party or, to its knowledge, any other party of a material fact or omit to state any material fact necessary to keep the statements made by such party or, to its knowledge, any other party contained herein or therein from being misleading. No fact is known, no condition exists nor has any event occurred that has not been disclosed herein or in any other document, certificate or statement furnished to the Agent or the Lender for use in the transactions contemplated hereby that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            4.8  No Default

            No event has occurred and is continuing that constitutes a Potential Event of Default or an Event of Default.

            4.9  Compliance with Contracts, Etc.

            Neither the Borrower nor any of its Subsidiaries is in violation of
(A) its certificate of incorporation, by-laws or other organizational documents or (B) any applicable law, ordinance, administrative or governmental rule or regulation, except, with respect to this clause (B), for such violations that would not, singly or in the aggregate, have a Material Adverse Effect, or (C) any order, decree or judgment of any Tribunal having jurisdiction over any of them, except as would not, singly or in the aggregate, have a Material Adverse Effect; no event of default or event that but for the giving of notice or the lapse of time, or both, would constitute an event of default on the part of the Borrower or any of its Subsidiaries exists under any material Contractual Obligation.

            4.10  No Litigation

            There is no Litigation pending or, to the best knowledge of the Borrower, threatened, by, against, or that may relate to or affect (a) any Plan or any fiduciary or administrator thereof, (b) the Transactions or (c) the Borrower or any of its Subsidiaries that, in each case, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the transactions contemplated by the Senior Loan Documents. Neither the Borrower nor any of its Subsidiaries has been advised that there is a reasonable likelihood of an adverse determination of any Litigation which adverse determination, should it occur, would have a Material Adverse Effect or a material adverse effect on the ability of any Loan Party to consummate the Transactions and to execute, deliver and perform its respective obligations under the Senior Loan Documents and each other document or instrument to be delivered in connection with the Transactions executed or to be executed by it.

            4.11  Use of Proceeds; Margin Stock, Etc.

            The proceeds of the Senior Loan will be used solely for the purposes specified herein. None of such proceeds will be used for the purpose of purchasing or carrying any Margin Stock within the meaning of the applicable provisions of Regulation G, T, U or X, or for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry a Margin Stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the applicable provisions of Regulation G, T, U or X. None of the Loan Parties has taken or will take any action that might cause any of the Senior Loan Documents to violate the applicable provisions of Regulation G, T, U or X, or any other regulation of the Board of Governors of the Federal Reserve System.

            4.12  Taxes

            All material tax returns, foreign and domestic, required, to the knowledge of the Company, to be filed by the Borrower and each of its Subsidiaries in any jurisdiction have been filed, and all material Taxes for which they are directly or indirectly liable or to which any of their respective properties or assets are subject have been paid prior to the time that such Taxes could give rise to a Lien thereon except for contested claims. There is no material proposed tax assessment against any Borrower or any of its Subsidiaries, and, to the best knowledge of the Borrowers, there is no basis for such assessment, except, in each case, for Contested Claims.

            4.13  ERISA

            A. The Borrower and each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of the Internal Revenue Code and ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and have performed all their material obligations under each Employee Benefit Plan, in each case, to the extent applicable.

            B. No ERISA Event has occurred that individually or in the aggregate resulted in a liability of the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000 since the Closing Date.

            C. Except as disclosed on Schedule C and except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Loan Party or any of their respective ERISA Affiliates.

            D. In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans that have a negative Amount of Unfunded Benefit Liabilities), does not exceed $100,000.

            E. Except as disclosed in Schedule C, neither the Borrowers nor any of their Subsidiaries is a party to any Foreign Plans. For purposes hereof, the term "Foreign Plans" shall mean any plan, program, policy, arrangement or agreement (other than employment agreements with individual employees) maintained or contributed to by, or entered into with, the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

            4.14  Compliance with Law

            The Borrower and each of its Subsidiaries are in compliance with all Laws, except where the failure to comply, singly or in the aggregate, would not have a Material Adverse Effect.

            4.15  Government Regulation

            Neither the Borrower nor the Guarantor is an "investment company", or an "affiliated person" of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Borrower nor any Guarantor is a "holding company", or an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            4.16  Intellectual Property

            A. Schedule E sets forth a complete and correct list, as of the Closing Date, of: (i) all material patented or registered Intellectual Property and pending patent applications or applications for registration of Intellectual Property owned or filed by or on behalf of the Borrower and its Subsidiaries;
(ii) all material trade names and unregistered trademarks or service marks owned by or used by the Borrower and its Subsidiaries; and (iii) all material licenses of Intellectual Property to which the Borrower and its Subsidiaries or any of them is a party, either as licensee or licensor. Except as set forth on Schedule E, the Borrower and its Subsidiaries or any of them own or are licensed to use all Intellectual Property necessary to permit the operation of their businesses as currently conducted.

            B. Except as disclosed on Schedule E, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as disclosed on Schedule E, to the best knowledge of the Company, the use of such Intellectual Property by the Borrower and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities that would have a Material Adverse Effect.

            4.17  Environmental Matters

            Except as set forth on Schedule F:

            (i) the operations of the Borrower and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws except for any such noncompliance that would not reasonably be expected to have a Material Adverse Effect;

           (ii) the Borrower and each of its Subsidiaries has obtained all Permits under Environmental Laws necessary to its operations, and all such Permits are being maintained in good standing, and the Borrower and each of its Subsidiaries is in compliance with all material terms and conditions of such Permits except for any such failure to obtain, maintain or comply that would not reasonably be expected to have a Material Adverse Effect;

          (iii) neither the Borrower nor any of its Subsidiaries has received
      (a) any notice or claim to the effect that it is or may be liable to any Person under any Environmental Law, including without limitation, any relating to any Hazardous Materials except as would not reasonably be expected to have a Material Adverse Effect or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. { 9604) or comparable foreign or state laws regarding any matter that would reasonably be expected to result in a Material Adverse Effect, and, to the best of the Borrower's knowledge, neither the Borrowers nor any of its Subsidiaries is involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing that would not reasonably be expected to have a Material Adverse Effect;

           (iv) neither the Borrower nor any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws that if adversely determined would reasonably be expected to have a Material Adverse Effect;

            (v) neither the Borrower nor any of its Subsidiaries or any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing that would not reasonably be expected to have a Material Adverse Effect;

           (vi) neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Hazardous Materials by any of the Loan Parties except for such of the foregoing that would not reasonably be expected to have a Material Adverse Effect;

          (vii) to the best knowledge of the Borrower, none of the Borrower, any of its Subsidiaries or any predecessor of the Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

         (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and none of the Borrowers nor any of their Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

            (ix) neither the Borrower nor any of its Subsidiaries or, to the best of the Borrower's knowledge, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

            (x) to the knowledge of the Borrower no underground storage tanks or surface impoundments are on or at any Facility; and

           (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility or other assets of the Borrower or any of its Subsidiaries except for any such Lien that would not reasonably be expected to have a Material Adverse Effect.

Notwithstanding anything in this Section 4.18 to the contrary, no event or condition has occurred that may interfere with present compliance by the Borrower or any of its Subsidiaries with any Environmental Law or that may give rise to any liability under any Environmental Law, including, without limitation, any matter disclosed on Schedule F that, individually or in the aggregate, has had a Material Adverse Effect.

            4.18  Survival of Representations and Warranties

            Subject to Section 10.10B, all representations and warranties in the Senior Loan Documents shall continue until one year after repayment of each Note and the Obligations, and any investigation at any time made by or on behalf of the Lender shall not diminish the Lender's right to rely thereon.

            4.19  Permits

            Except as disclosed on Schedule G, the Borrower and each of its Subsidiaries have such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of the Loan Parties, taken as a whole ("Permits"), and are in compliance in all material respects with all applicable Laws of all Tribunals as are necessary to own, lease or operate their respective properties and to conduct their businesses in the manner as presently conducted and all such Permits are valid and in full force and effect. The Borrower and each of its Subsidiaries is in compliance in all material respects with its respective obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination as would not, singly or in the aggregate, have a Material Adverse Effect.

            4.20  Insurance

            The Borrower and each of its Subsidiaries carries or is entitled to the benefits of insurance (including self-insurance) in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is in full force and effect.

            4.21  Security Interest

            There has been created in favor of the Agent for the benefit of the Lenders a valid, enforceable and duly perfected security interest in the Collateral that secures the full amount of the Senior Loan to be made and all other amounts outstanding under this Agreement and such other amounts with such priorities and subject to such terms as are provided in the Pledge Agreement, subject to the obligation of the Company to perfect its security interest in the collateral securing the Intercompany Note as provided in Section 3.1Q. The pledgor has good and legal title to all Collateral covered by the Pledge Agreement free and clear of all Liens, except as may be expressly permitted by this Agreement or the Pledge Agreement. No filings or recordings are required to perfect the security interests created under the Pledge Agreement except for such filings or recordings required in connection with the Pledge Agreement as to which the Borrower and its Subsidiaries shall cooperate in all respects so that the filing thereof may be made on or before the Closing Date. The financing statement recorded on November 2, 1993 by Bank Leumi Trust Co. of New York ("Bank Leumi") does not represent a valid or enforceable lien on any of the assets of the Company or any of its Subsidiaries. Any obligations of the Company or any of its Subsidiaries under any instruments or agreements with Bank Leumi in connection therewith have been satisfied or otherwise discharged and Bank Leumi otherwise has no rights in the Collateral.

SECTION 5  AFFIRMATIVE COVENANTS

            The Borrower and Guarantor covenant and agree that, until the Senior Loan and the Note and all other amounts due under this Agreement have been indefeasibly paid in full they shall perform all covenants in this Section 5 required to be performed by them:

            5.1  Financial Statements and Other Reports

            The Borrower will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Borrower will deliver to each Lender and the Agent:

            (i) as soon as available and in any event within 30 days after the end of each month ending after the Closing Date, (1) the consolidated balance sheets of the Company and its Subsidiaries and the consolidating balance sheets of the Company and the Material Subsidiaries, in each case as at the end of such month, (2) the related consolidated and consolidating statements of income, stockholders' equity and cash flows, in each case for such month and for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 5.1(x), all in reasonable detail and certified by the chief financial officer or the controller of the Company that they fairly present the financial condition of such entities as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and (3) a narrative report describing the operations of the Company and its Subsidiaries in the form prepared for presentation to senior management for such monthly period and for the period from the beginning of the then current fiscal year to the end of such monthly period;

           (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year and within 100 days after the end of the fourth fiscal quarter of each fiscal year, (1) the consolidated balance sheets of the Company and its Subsidiaries and the consolidating balance sheets of the Company and the Material Subsidiaries as at the end of such fiscal quarter, (2) the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 5.1(x), all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of each the Company and its Subsidiaries and the Company and the Material Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (3) if the Company does not file quarterly reports on Form 10-Q (or any successor form thereto) with the Commission, a narrative report describing the operations of the Company and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-Q) prepared for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

           (iii) as soon as available and in any event within 90 days after the end of each fiscal year, (1) the consolidated balance sheets of the Company and its Subsidiaries and the consolidating balance sheets of the Company and the Material Subsidiaries as at the end of such fiscal year,
      (2) the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to
      Section 5.1(x) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries and the Company and the Material Subsidiaries, as the case may be, as at the dates and the results of their operations and their cash flows for the periods indicated, (3) if the Company does not file annual reports on Form 10-K (or any successor form thereto) with the Commission, a narrative report describing the operations of the Company and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-K) prepared for such fiscal year, and (4) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a "going concern", and shall state that such consolidated financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

           (iv) together with each delivery of financial statements pursuant to Sections 5.1(ii) and (iii) above, (a) an

      Officers' Certificate of the Company stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Section 5.10 and Section 6;

           (v) together with each delivery of consolidated financial statements pursuant to Section (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default that relates to accounting matters has come to their attention and, if any such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificates delivered therewith is not correct;

           (vi) promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports in final form (other than reports of a routine or ministerial nature which are not material) submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (vii) promptly upon the sending or filing thereof, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its securityholders or by any Subsidiary of the Company to its securityholders other than the Company or another Subsidiary of the Company, (b) all regular and periodic reports and all final registration statements (other than on Form S-8 or a similar form) and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to its functions (other than reports of a routine or ministerial nature which are not material) and (c) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

           (viii) promptly upon any executive officer of the Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition that might result in an Event of Default referred to in Section 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed with the Commission on Form 8-K whether or not the Company is required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

           (ix) promptly upon any executive officer of the Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by the Company to the Lenders or (Y) any material development in any Proceeding that, in any case:

                  (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse
            Effect; or

                  (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions;

      written notice thereof together with such other information as may be reasonably available to the Company or any of its Subsidiaries to enable the Lenders and their counsel to evaluate such matters;

            (x) as soon as practicable but in any event no later than 40 days following the first day of each fiscal year a forecast for each of the twelve months of such fiscal year of the consolidated balance sheet and the consolidated statements of income, cash flow and cash position of the Company and its Subsidiaries and the consolidating balance sheet and the consolidating statements of income, cash flow and cash position of the Company and the Material Subsidiaries, together with an outline of the major assumptions upon which the forecast is based. Together with each delivery of financial statements pursuant to Sections 5.1(ii) and (iii) above, the Company shall deliver a comparison of the current year to date financial results against the budget required to be submitted pursuant to this Section;

           (xi) not later than the last day of each fiscal year of the Company, a report in form and substance satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by each Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

          (xii) in writing, promptly upon an executive officer of the Company obtaining knowledge that any Borrower or any of its Subsidiaries has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (y) the release or threatened release of any Hazardous Material, substance or constituent into the environment that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that release the Company or any of its Subsidiaries would have a duty to report to a Tribunal under an Environmental Law, or (z) the existence of any Environmental Lien on any properties or assets of the Company or any of its Subsidiaries;

         (xiii) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries or any of their respective property, business or assets as from time to time may be reasonably requested by the Agent; provided that no information or data shall be required to be delivered hereunder or under any other provision of this Agreement if it would violate any applicable attorney-client or accountant-client privilege or any agreement to which the Company or any of its Subsidiaries is party as to the confidentiality of such information.

            5.2  Corporate Existence, Etc.

            The Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises to its business and those of each of its Subsidiaries, except as permitted by Section 6.7 or where the failure to so preserve or keep will not, singly or in the aggregate, have a Material Adverse Effect.

            5.3  Payment of Taxes and Claims; Tax Consolidation

            The Company will, and will cause each of its Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that have or may become a Lien upon any of its properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto, provided that no such charge or claim need be paid if the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            5.4  Maintenance of Properties; Insurance

            The Company will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and its Subsidiaries and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided that nothing in this
Section 5.4 shall prevent a Borrower or any of its Subsidiaries from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of such entity, necessary or desirable in the conduct of its business or otherwise permitted by this Agreement. The Company will maintain or cause to be maintained, with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industry, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds (including, in any event, business interruption insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective areas in which the Company and its Subsidiaries operate provided that the Company and any of its Subsidiaries may implement programs of self-insurance in the ordinary course of business and in accordance with industry standards so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

            5.5  Inspection

            The Company shall permit any authorized representatives designated by the Agent to visit and inspect any of the properties of the Company or its Subsidiaries, including, without limitation, its and their financial and accounting records, and to receive copies and extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of the Company or any of its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested (but no more frequently than quarterly unless an Event of Default or a Potential Event of Default has occurred and is continuing).

            5.6  Equal Security for Loans and
                 Notes; Pledge of Subsidiary Stock.

            (a) If the Company or any of its Subsidiaries shall create, assume or suffer to exist any Lien upon any of their respective property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of this Agreement and the U.S. Greenwich Facility, the Company shall, at the request of the Agent, make or cause to be made effective provision whereby the Obligations under this Agreement will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant shall not be construed as or deemed to be a consent by the Lenders to any violation of the provisions of Section 6.2; and provided, further, that the Company shall under no circumstances be required to make or cause to be made effective provision whereby the Obligations under this Agreement will be secured, directly or indirectly, by Margin Stock.

            (b) The Company shall, and shall cause each of its domestic Subsidiaries to, pledge under the Pledge Agreement to the Lenders the issued and outstanding Capital Stock of any SPC or other Subsidiary created or otherwise organized after the date hereof and holding interest-only or residual certificates with a value in excess of $10,000.

            5.7  Compliance with Laws, Etc.

            The Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable Laws of any Tribunal, to the extent noncompliance, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            5.8  Maintenance of Accurate Records, Etc.

            The Company shall keep, and will cause each of its Subsidiaries to keep, true books and records and accounts in which full and correct entries will be made of all its respective business transactions, and will reflect, and cause each of its Subsidiaries to reflect, in its respective financial statements adequate accruals and appropriations to reserves all in accordance with GAAP and consistent with prior business practices.

            5.9  ERISA Compliance

            The Company and its Subsidiaries will (i) make prompt payment of all contributions that it is obligated to make under all Pension Plans and that are required to meet the minimum funding standard set forth in ERISA with respect to each of the Pension Plans, (ii) within 30 days after the filing thereof, furnish to the Lenders each Schedule B to the annual return/report (Form 5500 Series), required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, with respect to each of the Pension Plans that is not a Multiemployer Plan for each Plan year, and (iii) notify the Lenders promptly upon becoming aware of any fact, including but not limited to, any Reportable Event arising in connection with any of the Pension Plans that is not a Multiemployer Plan, which could be reasonably expected to constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan, together with a statement as to the action, if any, proposed to be taken with respect thereto.

            5.10  Collateral Coverage

            The Company shall maintain a consolidated Collateral Coverage Ratio as of the end of each fiscal quarterly period of the Company of not less than
1.2 to 1.

            5.11  Intercompany Note

            (a) The Company shall at all times cause the aggregate principal amount of the Intercompany Note outstanding to be not less than the lesser of
(i) $75 million and (ii) the outstanding principal amount of the Senior Loan.

            (b) The Company shall at all times cause the Intercompany Note to be secured by the assets of City and its

Subsidiaries which are subject to the security interest granted to the lenders under the U.K. Greenwich Facility and the notes payable to Greenwich International, Ltd. in the aggregate principal amount outstanding of $38,000,000 subject only, in each case, to the Lien granted to the lenders thereunder.

            5.12  Payments in U.S. Legal Tender

            All payments of any Obligations to be made hereunder or under the Note by the Company or any other obligor with respect thereto shall be made solely in U.S. Legal Tender.

            5.13  Register

            The Company hereby designate the Agent to serve as the Company's agent, solely for purposes of this Section 5.11, to maintain a register (the "Register") on which it will record the portion of the Senior Loan made by each Lender and the repayment in respect of the principal amount of such portion of the Senior Loan. Failure to make any such recordation, or any error in such recordation, shall not affect the Company's obligations in respect of the Senior Loan. The transfer of the Senior Loan Commitments of Lender and the rights to the principal of, and interest on, the Senior Loan made pursuant to the Senior Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of the Senior Loan Commitment and the Senior Loan and prior to such recordation all amounts owing to the transferor with respect to such Senior Loan Commitments and Senior Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Senior Loan Commitment and the Senior Loan shall be recorded by the Agent on the Register only upon the receipt by the Agent of a properly executed and delivered assignment and assumption agreement pursuant to
Section 10.2A. Coincident with the delivery of such an assignment and assumption agreement to the Agent for acceptance and registration of assignment or transfer of all or part of the Senior Loan, or as soon thereafter as practicable, each Lender shall surrender the Note(s) evidencing the Senior Loan, and thereupon a new Note(s) of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or each new Lender. The Company and each Guarantor shall be entitled to rely on the Register as to the identity and address of each Lender and shall have no obligation hereunder with respect to any Person not identified as a Lender in the Register.

            5.14  City Shares

            The Company shall cause the Capital Stock of City to be fully paid and non-assessable within 15 days of the date hereof.

SECTION 6  NEGATIVE COVENANTS

            The Company covenants and agrees that until the satisfaction in full of the Senior Loan and the Note and all other Obligations due under this Agreement it will fully and timely perform all covenants in this Section 6.

            6.1  Indebtedness

            Incurrence of Additional Indebtedness. The Company shall not, and shall not cause or permit any of its Subsidiaries, directly or indirectly, to Incur, or remain or become directly or indirectly liable with respect to, any Indebtedness, except for the following ("Permitted Indebtedness"):

           (i) the Company and the Guarantor may Incur and remain liable with respect to the Obligations, the Notes and the Guarantee;

           (ii) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 6.5 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

           (iii) subject to the proviso contained in Section 6.1(xii) below, the Company and its Subsidiaries may remain liable with respect to Indebtedness in respect of Capital Leases;

           (iv) the Company and its Subsidiaries may Incur and remain liable with respect to Intercompany Indebtedness;

           (v) the Company and its Subsidiaries may remain or become liable with respect to the Indebtedness that is existing on, or may arise pursuant to any agreement existing on the Closing Date, as described on Schedule H;

           (vi) the Company and its Subsidiaries may Incur and remain liable with respect to Permitted Refinancing Indebtedness;

          (vii) subject to the proviso contained in Section 6.1(xii) below, the Company and its Subsidiaries may Incur and remain liable with respect to Indebtedness Incurred to finance (a) the purchase price of equipment, fixtures and any other similar property or the remodeling or other improvement costs of any facility of the Company or any of its Subsidiaries or (b) the purchase price of any Real Property Assets;

           (viii) the Company may Incur Indebtedness under the CoreStates Facility in an aggregate amount not to exceed $200,000,000, which amount may be increased with the consent of the Agent (less the amount of any prepayments to the extent the commitments thereunder are permanently reduced);

           (ix) [Intentionally omitted]

           (x) the Company and its Subsidiaries may become and may remain liable with respect to obligations consisting of any Interest Rate Agreement, Currency Agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement designated to protect the respective entity against fluctuations in interest rates;

           (xi) the Company may remain liable with respect to payment obligations under the Yield Maintenance Agreement relating to the 1996-3 Certificate;

           (xii) the Company and its Subsidiaries may become and remain liable with respect to other Indebtedness; provided that the aggregate amount of Indebtedness Incurred under Sections 6.1(iii), 6.1(vii) and this Section 6.1(xii) shall not exceed (i) $12,000,000 with respect to Indebtedness Incurred in the United States and (ii) 7,500,000 Pounds Sterling with respect to Indebtedness incurred in the United Kingdom, at any one time outstanding;

           (xiii) City may Incur Indebtedness under the U.K. Overdraft Facility in an amount not to exceed 250,000 Pounds Sterling at any one time outstanding;

           (xiv) the Company may become or remain liable with respect to the obligation to reimburse Parent for advances to the Company of proceeds of the issuance and sale by

      Parent of its 6% Convertible Subordinated Debentures due 2006;

           (xv) the Company may Incur Indebtedness under the New Bank of Boston Revolver in an amount not to exceed $5,000,000 (less the amount of any prepayments to the extent the commitments thereunder are permanently reduced); and

          (xvi) a Subsidiary of the Company which becomes a Guarantor pursuant to Section 6.18 hereof may guarantee Indebtedness of the Company under the CoreStates Facility, provided such guarantee shall rank pari passu with such Subsidiary's Guarantee hereunder.

            In addition to the foregoing, at any time after the Closing Date, if no Potential Event of Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or the Guarantor may Incur Indebtedness if the Net Leverage Ratio for the Company's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the time at which such additional Indebtedness is Incurred would have been not greater than
2.50 to 1, determined on a pro forma basis in accordance with GAAP to give effect to the incurrence of such additional Indebtedness and (if applicable) the application of the net proceeds therefrom (including, without limitation, to refinance other Indebtedness and/or consummate the Company's or any of the Company's Subsidiaries' acquisition of any Person or operating assets), as if such additional Indebtedness had been Incurred and any such refinancing and/or acquisition had occurred at the beginning of such four-quarter period.

            Notwithstanding the foregoing, the Company shall not permit City or any of the direct or indirect Subsidiaries of City to Incur Indebtedness other than Indebtedness under the U.K. Greenwich Facility or any Permitted Refinancing Indebtedness with respect thereto and Indebtedness permitted to be Incurred under Section 6.1(iii), 6.1(xii) and 6.1(xiii).

            6.2  Liens; Collateral Coverage

            (a) Except as provided in clause (b) below, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or of any of its Subsidiaries, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

           (i) Liens under and in respect of the Senior Loan Documents;

           (ii) Permitted Encumbrances;

           (iii) Liens on (a) Real Property Assets or (b) equipment, fixtures and other similar property of the Company and any of its Subsidiaries, in each case securing Indebtedness described in Sections 6.1(iii) and 6.1(vii); provided that such Liens shall extend only to the equipment, fixtures, and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

           (iv) the replacement, extension or renewal of any Lien permitted by this Section 6.2 upon or in the same property subject to such Lien and as security for the same obligations or any refinancings thereof to the extent such refinancings are permitted under Section 6.1; provided that such Lien does not extend to or cover any property other than the property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien (and improvements or attachments thereto) and the principal of the obligations secured thereby is not increased;

           (v) Liens securing Indebtedness permitted under Sections 6.1(viii), 6.1(x) and 6.1(xi);

           (vi) Liens Incurred in accordance with Section 6.2(b);

           (vii) additional Liens other than on the Collateral securing Indebtedness of the Company and its Subsidiaries incurred under Section 6.1(xii) at any one time outstanding not exceeding the amounts permitted under Section 6.1(xii);

           (viii) Liens securing Designated Obligations (as defined inthe U.S. Greenwich Facility) up to the Performance Assurance Amount; and

           (ix) Permitted Collateral Encumbrances Incurred pursuant to Section 6.2(b).

            (b) In addition to the foregoing, if no Potential Event of Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Lien, the Borrowers and the Guarantor may Incur Liens, including Permitted Collateral Encumbrances, if the Company's Collateral Coverage Ratio is at least 2.0 to 1 after giving effect to the Incurrence of such Lien.

            (c) Notwithstanding the foregoing, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien or pledge of the capital stock or other evidence of ownership interests of City or any direct or indirect Subsidiary of City, other than the Lien granted to the Lenders hereunder.

            6.3  Restricted Payments

            (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend, or make any distribution, on any Capital Stock of the Company (other than dividends or distributions payable solely in Qualified Capital Stock of the Company), (b) purchase, redeem or otherwise acquire or retire for value any of the Company's Capital Stock, or any warrants, rights or options to acquire shares of any class of such Capital Stock or (c) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of the Company (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance or prepayment set forth in clauses (a), (b) and (c) above a "Restricted Payment").

            (b) Notwithstanding the foregoing, if no Potential Event of Default or Event of Default shall have occurred and be continuing or shall be caused as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the acquisition of any shares of Capital

Stock of the Company or the repurchase, redemption or other repayment of any Subordinated Indebtedness of the Company in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company,
(2) the repurchase, redemption or other repayment of any Subordinated Indebtedness of the Company in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of Subordinated Indebtedness of the Company with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Indebtedness repurchased, redeemed or repaid, (3) if Parent is the borrower under the New Bank of Boston Revolver, payments to Parent by the Company to satisfy interest and principal payment obligations, but only to the extent the Indebtedness incurred by Parent thereunder was contributed to the Borrower, (4) the payment of dividends to the Parent solely for the purpose of enabling Parent to pay the ordinary operating and administrative expenses of the Parent in connection with its complying with its reporting obligations and obligations to prepare and distribute business records in the ordinary course of business and the Parent's costs and expenses relating to taxes (which taxes are attributable to the operations of the Company and its Subsidiaries or to the Parent's ownership thereof); and (5) the payment of dividends to the Parent solely for the purpose of enabling the Parent to pay taxes other than income taxes not attributable to the Borrower or any of its Subsidiaries, to the extent actually owed and attributable to the operations of the Company and its Subsidiaries or to the Parent's ownership thereof.

            6.4  Investments

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, make or own any Investment (other than Permitted Investments) in any Person, except:

           (i) the Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of the Company and described on Schedule B;

           (ii) the Company and its Subsidiaries may continue to own the Investments owned by them and described on Schedule D;

           (iii) the Company and its Subsidiaries may accept promissory notes received in consideration of, or the deferral of a portion of the sales price accepted with respect to, any Asset Sale permitted under Section 6.14; and

           (iv) the Company and its Subsidiaries may make and own Investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with such suppliers or customers.

            6.5  Contingent Obligations

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations outstanding on the Closing Date described in Schedule H;

           (ii) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with acquisitions of assets or stock, Asset Sales or other sales of assets; provided that the maximum assumable liability in respect of all such obligations with respect to such asset sales and other sales shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such Asset Sales and other sales;

          (iii) the Company and its Subsidiaries may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of a Wholly-Owned Subsidiary of the Company and a Subsidiary of the Company may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of the Company or a Wholly-Owned Subsidiary of the Company;

           (iv) the Company may become and remain liable with respect to Contingent Obligations under the Yield Maintenance Agreement relating to the 1996-3 Certificate and with respect to Contingent Yield Maintenance Obligations; and

            (v) a Subsidiary of the Company which becomes a Guarantor pursuant to Section 6.18 hereof may guarantee Indebtedness of the Company under the CoreStates Facility, provided such guarantee shall rank pari passu with such Subsidiary's Guarantee hereunder.

            6.6  Restriction on Fundamental Changes

            Subject to Section 5.2 and other than the sale of 100% of a Subsidiary of the Company in accordance with Section 2.4A(ii)(a) and Section 6.13, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, or series of related transactions, of merger, amalgamation, consolidation or combination, or consolidate, or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired, except that any Subsidiary of the Company may be merged, amalgamated, consolidated or combined with or into the Company or any Wholly-Owned Subsidiary of the Company or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or in a series of transactions, to the Company or to any Wholly-Owned Subsidiary of the Company; provided that (A) no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) in the case of such a merger, amalgamation, consolidation or combination of the Company and a Subsidiary of the Company, the Company shall be the continuing or surviving corporation, and (C) the Company (I) continues to be bound as such under this Agreement and (II) executes and delivers to the Agent immediately upon consummation of such transaction a written confirmation or acknowledgment to such effect, in form and substance satisfactory to the Agent, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to the Agent to the effect that this Agreement continues to be a legal, valid and binding obligation of the Company, enforceable against such entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as the Agent may reasonably request.

            6.7  Limitation on Dividend and Other Payment
                 Restrictions Affecting Subsidiaries

         Except as set forth on Schedule I, or otherwise contemplated by this Agreement or the Pledge Agreement, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (any such restriction or encumbrance a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) any restrictions contained in
(i) the Senior Loan Documents to the extent Incurred in accordance with this Agreement or (ii) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness; (2) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary of the Company; (3) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (4) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (5) applicable law; and
(6) any instrument that Refinances any Indebtedness effecting any such encumbrance or restriction pursuant to clause (1) above; provided that the provisions relating to any such encumbrance or restriction in any such instrument are not materially less favorable to the Company or its Subsidiaries or the Lender than those contained in the agreements referred to in clause (1).

            6.8  Transactions with Shareholders and Affiliates

            (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (each such transaction, an "Affiliate Transaction") or of any such holder other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions that are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 and less than $2,500,000 shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) other than any Permitted Affiliate Transactions that involve an aggregate fair market value of more than $2,500,000, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Agent.

            (b) The foregoing restriction shall not apply to the following "Permitted Affiliate Transactions": (i) any transaction exclusively between the Company and any of its Wholly-Owned Subsidiaries or exclusively between any of the Company's Wholly-Owned Subsidiaries to the extent any are consistent with past practice and are otherwise in compliance with all of the terms of this Agreement, (ii) reasonable and customary fees paid to members of the Board of Directors of the Company and of its Subsidiaries and (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Subsidiaries, as determined by the Board of Directors of the Company or any such Subsidiary or the senior management thereof in good faith, including, without limitation, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Closing Date or substantially similar thereto.

            6.9  Subsidiary Stock

            Except for any sale of 100% of the Capital Stock or other equity securities of any of the Company's Subsidiaries in compliance with the provisions of Section 6.7, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries, except (i) to qualify directors if required by applicable law, (ii) to the Company or to a Wholly-Owned Subsidiary of the Company, (iii) Asset Sales made in compliance with this Agreement or (iv) as otherwise permitted by this Agreement or the Pledge Agreement.

            6.10  Business Activities

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, materially alter the nature of the consolidated business of the Company and its Subsidiaries from that in existence immediately after giving effect to the Transactions or similar or related businesses.

            6.11  Amendments to Charter Documents

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, amend its certificate of incorporation or bylaws in any respect that is reasonably likely to have a material adverse effect on the interests of any Lender.

            6.12  Refinancing of the Senior Loan in Part

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, Incur any Indebtedness to Refinance the Senior Loan in part, unless the terms, conditions, covenants, events of default and other provisions in respect of the instruments evidencing the Indebtedness Incurred to Refinance the Senior Loan in part shall have been approved in writing by the Agent prior to the Incurrence of any such Indebtedness.

            6.13  Asset Sales

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (1) the Company or such Subsidiary, as the case may be, receives consideration therefor at the time thereof at least equal to the fair market value at the time of such Asset Sale of the property, assets or stock that is the subject of such Asset Sale, (2) at least 85% of the consideration received therefor by the Company or such Subsidiary is in the form of cash or Cash Equivalents and (3) all of the Net Cash Proceeds in respect thereof are applied by the Company or a Subsidiary of the Company in accordance with Section 2.4A(ii)(a); provided, that the Company may sell or encumber securitized Receivables, residual certificates or the Capital Stock of an SPC without complying with Section 2.4A(ii)(a)hereof if, after giving effect to each such sale or encumbrance, the Company shall have a Consolidated Collateral Coverage Ratio of at least 2 to 1.

            Nothing in this covenant shall be deemed to prevent the exercise of remedies by secured creditors of the Company or any Subsidiary of the Company.

            6.14  Transfer of Assets to Subsidiaries

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, transfer (other than in the ordinary course of business and other than pursuant to a Permitted Investment) any assets or property to any Subsidiary of the Company unless such Subsidiary pays fair market value therefor to the Company or to a Wholly-Owned Subsidiary of the Company. For purposes of this Section 6.14, the fair market value paid by such Subsidiary shall not consist in whole or in part of any securities or debt instruments of such Subsidiary or of any Affiliate of such Subsidiary.

            6.15  No Further Negative Pledges

            Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness and except as set forth in this Agreement, none of the Company or its Subsidiaries shall enter into any agreement after the date hereof other than pursuant to the CoreStates Facility prohibiting the creation or assumption of any Lien upon their respective properties or assets, whether now owned or hereafter acquired.

            6.16  Security Interests

            The Company shall, and shall cause each of its Subsidiaries to, duly and punctually perform any and all acts and, at its expense, will promptly execute or cause to be executed any and all further instruments and documents and take such action as the Required Lenders deem necessary or desirable in obtaining the full benefits of this Agreement, the Pledge Agreement and of each other Loan Document and of the rights and powers herein and therein granted as may, in the reasonable judgment of the Required Lenders, be necessary or desirable in order to grant and maintain in favor of the Lenders a valid and perfected security interest in the Collateral with such priorities and subject to such terms as provided in the Pledge Agreement, subject to no other Liens except as may be expressly permitted under Section 6.2 and as contemplated hereby.

            6.17  Impairment of Security Interest

            Neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Lenders with respect to the Collateral pursuant to this Agreement or the Pledge Agreement, and neither the Company nor any of its Subsidiaries shall grant to any Person, or suffer any Person (other than the Company or its Subsidiaries) to have (other than to the Lenders) any interest whatsoever in the Collateral except as otherwise permitted by this Agreement. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Agreement and the Note.

            6.18  Additional Guarantees

            Other than with respect to any SPC now existing or hereinafter organized, if the Company or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Subsidiary that is not a guarantor of the Note, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another domestic Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other domestic Subsidiary shall execute and deliver to the Agent a Guarantee in form reasonably satisfactory to the Agent pursuant to which such Subsidiary shall unconditionally guarantee all of the Borrower's Obligations under the Senior Loan Documents and the Note on the terms set forth herein. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Agreement.

SECTION 7  EVENTS OF DEFAULT

            If any of the following conditions or events ("Events of Default") shall occur and be continuing:

            7.1  Failure To Make Payments When Due

            Failure to pay any installment of principal of or interest on the Senior Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or

            7.2  Default in Other Agreements

            (A) Failure of the Company or any of its Subsidiaries to pay principal or interest on one or more issues of Indebtedness or Contingent Obligations of such Borrower or of any of its Subsidiaries (other than Indebtedness referred to in Section 7.1) or (B) breach or default by any Borrower or any of its Subsidiaries with respect to any other term of any one or more issues of Indebtedness or Contingent Obligations of such Borrower or of any of its Subsidiaries or any agreement or instrument evidencing or securing such Indebtedness or Contingent Obligations and such breach or default results in the acceleration of that Indebtedness or Contingent Obligation prior to its stated maturity and, in any case, the principal amount of such Indebtedness or Contingent Obligation and all other such Indebtedness or Contingent Obligations of the Company and its Subsidiaries in respect of which there is such a failure to pay principal or interest or which has been so accelerated equals $5,000,000 or more; or

            7.3  Breach of Certain Covenants

            Failure of the Company to perform or comply with any covenant, term or condition contained in Section 2.4A(ii), 2.4A(iv), 3.1Q or 5.2; or

            7.4  Breach of Warranty

            Any representation, warranty or certification made by the Company or any Subsidiary in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; or

            7.5  Other Defaults Under the Agreement
                 or Senior Loan Documents

            The Company or any Guarantor shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Senior Loan Documents (other than those covered by Section 7.1, 7.3 or 7.4) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Senior Loan then outstanding of such default; or

            7.6  Involuntary Bankruptcy; Appointment
                 of Custodian, Etc.

            A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

            (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding, or

            (B) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its properties, or

            (C) orders the liquidation of the Company or any Material Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 days.

            7.7  Voluntary Bankruptcy; Appointment
                  of Custodian, Etc.

            The Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A) commences a voluntary case or proceeding, or

            (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

            (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

            (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

            (E) consents to the filing of a petition in bankruptcy against it, or

            (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

            7.8  Judgments and Attachments

            Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $5,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

            7.9  Dissolution

            Any order, judgment or decree shall be entered against the Company or any Material Subsidiary decreeing the dissolution or split-up of the Company, that Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

            7.10  Guarantee

            (i) Any Guarantee or any provision thereof shall cease to be in full force or effect (other than in accordance with its express terms), or (ii) the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under its Guarantee, or (iii) the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to its Guarantee; or

            7.11  Collateral Document Default

            (a) Any representation or warranty made by the Borrower or any Subsidiary of the Borrower in the Pledge Agreement or in any certificate or report furnished by the Borrower thereunder proves to be untrue in any material respect on the date as of which made;

            (b) The Borrower or any of its Subsidiaries shall not have complied in any material respect with the provisions of the Pledge Agreement and any applicable grace period with respect thereto shall have expired;

            (c) The Pledge Agreement (together with any other security document delivered or to be delivered thereunder) after delivery thereof shall for any reason fail to create or cease to maintain a valid and duly perfected security interest in the Collateral until such Collateral is released in accordance with the terms of the Pledge Agreement;

            (d) The Collateral shall become subject to a pledge not permitted under this Agreement and the Pledge Agreement on the Collateral or any Person takes any action to foreclose on such Collateral or takes any action inconsistent with the security interest held by the Lenders that could have a material adverse effect on the validity or requisite priority of such pledge; or

            (e) The enforceability of the Lender's security interest in any Collateral shall be contested by the Company or any of its Subsidiaries.

            THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.6 or 7.7, all of the unpaid principal amount of and accrued interest on the Senior Loan and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the commitments of the Lenders hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Agent shall, upon written notice of the holder or holders of a majority in aggregate principal amount of the Senior Loan then outstanding, by written notice to the Borrower declare all of the unpaid principal amount of and accrued interest on the Senior Loan and all other outstanding Obligations to be, and the same shall forthwith become, due and payable, and the obligations of the Lenders hereunder shall thereupon terminate; provided that if any declaration of acceleration under this Agreement occurs solely because an Event of Default set forth in Section 7.2 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness that is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within thirty days of such acceleration of such Indebtedness and the Agent has received written notice thereof within such time and if no other Event of Default has occurred during such thirty-day period that has not been cured or waived in accordance with this Agreement. Nevertheless, if at any time after acceleration of the maturity of the Senior Loan, the Borrowers shall pay all arrears of interest and all payments on account of the principal thereof that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Senior Loan and the Note due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.6, then the Agent shall, upon written notice of the holders of a majority in aggregate principal amount of the Senior Loans then outstanding, by written notice to the Borrower rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

SECTION 8  THE AGENT

            8.1  Appointment

            The Lenders hereby irrevocably designate and appoint CIBC as Agent of the Lenders to act as specified herein and in the other Senior Loan Documents, and the Lenders hereby irrevocably authorize CIBC as the Agent to take such action on its behalf under the provisions of this Agreement and the other Senior Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Senior Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 8. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Senior Loan Documents, or any fiduciary relationship with any Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 8 are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Lenders do not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Borrower.

            8.2  Delegation of Duties

            The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 8.3.

            8.3  Exculpatory Provisions

            Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Senior Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any of their respective officers contained in this Agreement, any other Senior Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for any failure of any Loan Party or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to the Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Senior Loan Documents, or to inspect the properties, books or records of the Loan Parties. The Agent shall not be responsible to the Lenders for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of any Loan Party to the Agent or the Lenders or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Senior Loan or of the existence or possible existence of any Potential Event of Default or Event of Default.

            8.4  Reliance by Agent

            The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the reasonable advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Agent and the Lenders, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Senior Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders.

            8.5  Notice of Default

            The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default hereunder unless the Agent has actually received notice from a Lender or the Company referring to this

Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender. The Agent shall take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, as between the Agent and the Lender unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            8.6  Non-Reliance on Agent and Other Agents

            The Agent expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to the Lenders. The Lenders represent to the Agent that they have, independently and without reliance upon the Agent, and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrowers and made their own decision to make the Senior Loan and enter into this Agreement. The Lenders also represent that they will, independently and without reliance upon the Agent or any Lender, and based on such documents and information as they shall deem appropriate at the time, continue to make their own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as they deem necessary to inform themselves as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties. The Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower that may come into the possession of any Lender or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            8.7  Indemnification

            The Lenders, jointly and severally, agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by a Loan Party; provided that the Lenders shall not be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 8.7 shall survive the payment in full of all Obligations.

            8.8  Agent in Its Individual Capacity

            The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to the Senior Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as the Lenders and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

            8.9  Resignation and Removal of the Agent; Successor
Agent

            The Agent may resign as the Agent upon 20 days' notice to the Lenders and the Borrower and may be removed for its malfeasance by the vote of the Required Lenders. Upon the resignation or removal of the Agent, the Required Lenders shall appoint a successor Agent that is a bank or a trust company for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Agent's, as the case may be, rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation or removal of the Agent hereunder, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9  GUARANTEE

            9.1   Unconditional Guarantee

            Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), to each of the Lenders and to the Agent and their respective successors and assigns, that: (i) the principal of and interest on the Senior Loans will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Senior Loans and all other obligations of the Borrower to the Lenders or the Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Senior Loans or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Loans or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor (other than a defense of payment or performance). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Borrower, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Loans, this Agreement and in this Guarantee. If any Lender or the Agent is required by any court or otherwise to return to any Borrower, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Borrower or any Guarantor, any amount paid by the Borrower or any Guarantor to the Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Lenders and the Agent, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

            9.2   Severability

            In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            9.3   Release of a Guarantor

            Upon (i) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Agreement, such Guarantor shall be deemed released from all obligations under this Section 10 without any further action required on the part of the Agent or any Lender; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of any Borrower shall also terminate upon such release, sale or transfer.

            The Agent shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Borrowers accompanied by an Officers' Certificate certifying as to the compliance with this Section 9.3. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Loans as provided in this Section 9.

            9.4   Limitation of Guarantor's Liability

            Each Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 9.6, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

            9.5   Guarantors May Consolidate,
                  Etc., on Certain Terms

            (a) Except as set forth in Section 6.7, nothing contained in this Agreement or in the Senior Loans shall prevent any consolidation or merger of a Guarantor with or into the Borrower or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to any Borrower or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

            9.6   Contribution

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Borrowers' obligations with respect to the Obligations. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and
(y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts including, without limitation, Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

            9.7   Waiver of Subrogation

            Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Borrower that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Agreement prior to the payment in full to the Lenders of the Senior Loans and all other obligations of the Borrower to the Lenders, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Borrower, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Loans shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall, subject to the provisions of Section 8, forthwith be paid to the Agent for the benefit of such Lenders to be credited and applied upon the Senior Loans, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 9.7 is knowingly made in contemplation of such benefits.

            9.8   Evidence of Guarantee

            To evidence their guarantees to the Lenders set forth in this
Section 9, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit VI. Each such notation of Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of Guarantee.

            9.9   Waiver of Stay, Extension or Usury Laws

            Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10  MISCELLANEOUS

            10.1  Representation of the Lender

            The Lenders hereby represent that they are commercial lenders that make loans in the ordinary course of their business and that they will make the Senior Loan hereunder for their own account or the account of their affiliates in the ordinary course of such business.

            10.2  Participations in and Assignments or
                   Syndication of the Senior Loan and Note

            A. The Lenders shall have the right at any time to participate out, sell, assign or syndicate all or any portion of a Note held by any of them or the Senior Loan Commitment in an aggregate amount of not less than $2,500,000 to any Eligible Assignee other than to an Eligible Assignee that has, or has an affiliate trust that has, a principal line of business similar to any principal line of business of the Borrower. In the case of any sale, transfer or negotiation of all or part of the Note or the Senior Loan Commitment authorized under this Section 10.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement; provided that (i) at such time Section 2.1A shall be deemed modified to reflect the Senior Loan Commitment of such new Lender and of any existing Lenders, (ii) upon surrender of the Note(s), new Note(s) will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Note(s) to be in conformity with the requirements of Section 2.1D (with appropriate modifications) to the extent needed to reflect the revised Senior Loan Commitment, and (iii) the Agent shall receive at the time of each such assignment other than in connection with any initial assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $2,500; and provided, further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 5.11. To the extent of any assignment pursuant to this Section 10.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Senior Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Note(s) or Senior Loan Commitment, including, without limitation, the right to approve or disapprove actions that, in accordance with the terms hereof, require the approval of the Lender. At the time of each assignment pursuant to this Section 10.2A to an Eligible Assignee that is not already a Lender hereunder and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for federal income tax purposes, the respective Eligible Assignee shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 10.2E(ii) Certificate) described in Section 10.2E.

            B. The Lenders may grant participations in all or any part of the Note(s) or the Senior Loan Commitment in an aggregate amount of not less than $2,500,000 to any Eligible Assignee, other than to an Eligible Assignee that has, or has an Affiliate that has, a principal line of business similar to any principal line of business of the Borrower.

            C. The Company shall, at its own cost and expense, provide such certificates and acknowledgments in respect of this Agreement and the Senior Loan as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 10.2.

            D. Nothing in this Agreement shall prevent or prohibit a Lender from pledging its Senior Loan and any Note hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

            E. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 10.2A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Company and the Agent, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, such Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of the Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Subject to Section 10.2A and the immediately succeeding sentence, the Borrower shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that the Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 10.2E and except as set forth in Section 10.2A, the Borrower agrees to pay additional amounts and to indemnify and hold harmless the Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse the Lender upon its written request, in respect of any amounts deducted or withheld by any of them as described in the immediately preceding sentence in respect of payments to such Lender solely as a result of any changes after the date of any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            10.3  Expenses

            Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to promptly pay (i) all the actual and reasonable direct out-of-pocket costs and expenses of preparation of the Senior Loan Documents and all the costs of furnishing all opinions by counsel for the Borrower (including without limitation any opinions requested by the Lenders as to any legal matters arising hereunder), and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of special counsel to the Agent in connection with the negotiation, preparation, execution and administration of the Senior Loan Documents and the Senior Loan hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all direct out of pocket costs and expenses (including actual reasonable attorneys fees, including allocated costs of internal counsel, and costs of settlement) incurred by the Lenders or the Agent in enforcing any Obligations of or in collecting any payments due from the Borrowers or under the Note by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings. The Agent agrees to deliver to the Company, as soon as reasonably practicable, a certificate setting forth in reasonable detail a computation of amounts arising under this Section 10.3.

            10.4  Indemnity

            In addition to the payment of expenses pursuant to Section 10.3, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold each of the Agent, the Lenders and any holder of any of the Notes, and each of their respective officers, directors, partners, employees, agents, representatives and control persons (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), that may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Senior Loan Documents, the Lenders' agreements to make the Senior Loan or the use or intended use of any of the proceeds of the Senior Loan hereunder (the "Indemnified Liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities (i) to the extent such liabilities are finally judicially determined to have resulted primarily from (A) the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees or (iii) legal proceedings commenced against the Agent or any Lender or their respective officers, directors, partners, employees, agents, representatives or control persons by any security holder or creditor thereof arising out of and based upon rights afforded such security holder or creditor solely in its capacity as such or (iv) legal proceeding commenced against the Agent or any Lender by any transferee. The Borrower shall not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 10.4 that is effected without the Borrower's prior written consent, which shall not be unreasonably withheld or delayed. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

            10.5  Setoff

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lenders, the Agent and any subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Lender, the Agent or any such subsequent holder to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to such Lender, the Agent or such subsequent holder under this Agreement and the Note(s), including, but not limited to, all claims of any nature or description arising out of or connected with this

Agreement or any Note, irrespective of whether or not (a) such Lender, the Agent or such subsequent holder shall have made any demand hereunder or (b) such Lender, the Agent or such subsequent holder shall have declared the principal of or the interest on its portion of the Senior Loan and its Note(s) and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

            10.6  Amendments and Waivers

            No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Notes or of the Pledge Agreement shall in any event be effective without the prior written concurrence of the Borrower and the Required Lenders; provided that, notwithstanding the third sentence of
Section 10.15, without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Note, the Pledge Agreement or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent;
(ii) reduce the rate of or extend the time for payment of principal or interest on any Note; (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note; (v) make any change in
Section 2.4A(iv) or in the definition of Change of Control, in the last paragraph of Section 7 or in Section 10.6; (vi) reduce the rate or extend the time of payment of fees or other compensation payable to any Lender hereunder; or (vii) waive performance by the Borrower of its obligations under, or consent to any departure from any of the terms and provisions of, Section 2.4A(iv); and provided, further, that without the consent of the Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 8 as the same applies to the Agent or any other provision of this Agreement as it relates to the rights or obligations of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle any Borrower to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.6 shall be binding upon each holder of the Note at the time outstanding, each further holder of the Note and, if signed by the Borrower, on the Borrower.

            10.7  Independence of Covenants

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

            10.8  Entirety

            The Senior Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

            10.9  Notices

            Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be set forth under each party's name on the signature pages hereto.

            10.10  Survival of Warranties and Certain Agreements

            A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Senior Loan hereunder and the execution and delivery of the Note and, notwithstanding the making of the Senior Loan, the execution and delivery of the Note or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements set forth in Sections 10.3, 10.4, 10.14, 10.15, 10.17, 10.19, 10.21, 10.22, 10.23 and 10.24 shall survive the payment of the
Senior Loan and the Note or Notes, as the case may be, and the termination of this Agreement.

            10.11  Failure or Indulgence Not Waiver;
                    Remedies Cumulative

            No failure or delay on the part of the Agent or any holder of any
Note in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Note are cumulative to and not exclusive of any rights or remedies otherwise available.

            10.12  Severability

            In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            10.13  Headings

            Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            10.14  Applicable Law

            THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

            10.15  Successors and Assigns; Subsequent
                    Holders of Notes

            This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Note pursuant to Section 10.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Except as provided in Section 10.6, in determining whether the holders of a sufficient aggregate principal amount of the Senior Loan shall have consented to any action under this Agreement, any amount of the Senior Loans owned or held by the Borrower or any of its respective Affiliates shall be disregarded. The Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of the Lender.

            10.16  Counterparts; Effectiveness

            This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agent will give the Borrowers and the Lenders prompt notice of the effectiveness of this Agreement.

            10.17  Consent to Jurisdiction; Venue;
                    Waiver of Jury Trial

            A. Any legal action or proceeding with respect to this Agreement or the Note may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the Note brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 10.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under the Note that service of process so served was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

            B. Each of the parties to this Agreement hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the Note brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the Note or the transactions contemplated hereby or thereby.

            10.18  Payments Pro Rata

            A. The Agent agrees that promptly after its receipt of each payment of any interest or premium on or principal of the Notes from or on behalf of the Company, it shall, except as otherwise provided in this Agreement, distribute such payment, where applicable, to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

            B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Senior Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Senior Loan of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            10.19  Taxes

            A. Any and all payments by the Borrower hereunder or under any of the other Senior Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law or the administration thereof to be deducted or withheld, excluding (i) in the case of each Lender and the Agent, Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized, managed, controlled or doing business (other than solely as a result of this Agreement) or any political subdivision of any of them, (ii) in the case of each Lender and the Agent, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date, (iii) if any Person acquires any interest in this Agreement (a "Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest, and (iv) any income or similar taxes imposed by the United States or any political subdivision thereof or therein that are governed by Section 10.2E (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) the Borrower shall make such deductions or withholdings; and (c) the Borrowers forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

            B. The Borrower agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) that arise from any payment made by the Borrowers hereunder or under any of the other Senior Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Senior Loan Documents.

            C. The Borrower agrees to indemnify the Agent and the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Company in accordance with Sections 10.19A and 10.19B to the relevant taxation or other authority and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Covered Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Agent or the Lender makes written demand therefor. A certificate as to the amount of such Covered Taxes or Other Taxes and evidence of payment thereof submitted to the Company shall be prima facie evidence, absent manifest error, of the amount due from the Borrower to the Lender or such Lender. The Company shall be entitled to any refund of such Covered Taxes or Other Taxes to the extent identified hereunder, together with any interest actually accrued thereon.

            D. The Borrower shall furnish to the Agent and the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Borrower as soon as such receipt becomes available.

            E. The provisions of this Section 10.19 shall survive the termination of the Agreement and repayment of all Obligations.

            F. Each Lender agrees to take such steps as may be reasonably necessary to avoid any requirement of applicable law that the Borrower makes any deduction or withholding for Taxes from amounts payable to that Lender under this Agreement or any other Senior Loan document or to provide for a reduced rate of taxation or withholding under any applicable tax treaty.

            G. Each Lender on the date hereof is a United States Person as such term is defined in Section 7701(a)(30) of the Internal Revenue Code.

            10.20  Waiver of Stay, Extension or Usury Laws

            The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Senior Loan as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

            10.21  Confidentiality

            The Lenders shall hold, and shall cause each of their affiliates to hold, all non-public information obtained pursuant to the requirements of or in connection with this Agreement in accordance with the Lenders' customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that (i) in any event each Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of the Senior Loan or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of the Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and (ii) each Lender may share with any of its affiliates, and such affiliates may share with the Lender, any information related to the Borrower, or the Borrower's affiliates (including information relating to creditworthiness) the financing therefor; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrowers. In connection with any sales, assignments, participations or transfers referred to in Section 10.2A, the Lender shall obtain agreements from the purchasers, assignees, participants or transferees, as the case may be, reasonably satisfactory to the Company, that such parties will comply with this Section 10.21.

            10.22  Judgment Currency

            The Borrower agrees to indemnify the Agent and the Lender against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement or any other Loan Document and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such person on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

            10.23  Role of Special Counsel

            The role of Cahill Gordon & Reindel, special counsel to the Lenders, has been limited to functioning on the Senior Loan Documents and such firm has not performed a due diligence investigation with respect to the Company, any of its Subsidiaries or their respective affairs.

            10.24  Expenses

            The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Lender harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions, including all reasonable fees and expenses of Cahill Gordon & Reindel, special counsel to the Lenders, in connection with this Agreement and the transactions contemplated hereby.

            WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                    BORROWER:

                                    CITYSCAPE CORP.


                                    By: /s/ Robert C. Patent
                                        -------------------------------
                                        Name:  Robert C. Patent
                                        Title: Executive Vice President

                                    Notice Address:


                                          Attention:

                                    Telephone:
                                    Telecopy:


                                    GUARANTOR:

                                    CITYSCAPE FINANCIAL CORP.


                                    By: /s/ Robert C. Patent
                                        -------------------------------
                                        Name:  Robert C. Patent
                                        Title: Executive Vice President

                                    Notice Address:


                                          Attention:

                                    Telephone:
                                    Telecopy:

                                    AGENT:

                                    CIBC WOOD GUNDY SECURITIES CORP.,
                                      as agent


                                    By: /s/ Heinz Noeding
                                        -------------------------------
                                        Name:  Heinz Noeding
                                        Title: Director

                                    Notice Address:
                                          425 Lexington Avenue
                                          New York, New York  10017
                                          Attention:

                                    Telephone:  (212)
                                    Telecopy:   (212)


                                    LENDER:

Commitment:

                                    By: /s/ Heinz Noeding
                                        -------------------------------
                                        Name:  Heinz Noeding
                                        Title: Director

                                    Notice Address:

                                        425 Lexington Avenue
                                        New York, NY  10017

                                          Attention:

                                    Telephone: (212) 885-4400
                                    Telecopy:  (212) 885-4998